HEI Exhibit 10.23

AMERICAN SAVINGS BANK
SELECT DEFERRED COMPENSATION PLAN
Restatement Effective January 1, 2024
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TABLE OF CONTENTS
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AMERICAN SAVINGS BANK SELECT DEFERRED COMPENSATION PLAN
(Restatement Effective January 1, 2024)

ARTICLE 1. INTRODUCTION
1.1.Restatement of Plan. AMERICAN SAVINGS BANK, F.S.B. (the "Bank"), hereby restates the American Savings Bank Select Deferred Compensation Plan (the “Plan”). Except as otherwise noted, this restatement (“Restatement”) is effective as of the Plan Year commencing January 1, 2024, for all amounts deferred after December 31, 2023. This Restatement is intended to comply with the provisions of Section 409A of the Internal Revenue Code (“Code”) and the regulations promulgated thereunder. For the period between December 31, 2004, and January 1, 2009, this Plan was operated in good faith compliance with Section 409A and such regulations.
1.2.Continuing Effectiveness of 2004 Restatement. The Plan was originally effective May 1, 2000, and restated on September 22, 2004 (the “2004 Restatement”). The 2004 Restatement, as set forth in Exhibit A to this Plan, shall be maintained as a separate and distinct portion of the Plan and shall remain effective for all amounts deferred prior to January 1, 2005, together with net earnings thereon. Such amounts shall include Bonus that was payable in 2005 with respect to services performed in 2004 and that was credited to Participants’ Deferral Contribution Accounts in 2005 pursuant to deferral elections validly made in 2004 under the 2004 Restatement.
1.3.Relationship between this Restatement and 2004 Restatement. The intention of maintaining the 2004 Restatement as a separate portion of the Plan is to “grandfather” deferrals made prior to January 1, 2005, as permitted by Section 409A of the Code and the Treasury Regulations promulgated thereunder. Accordingly, deferrals subject to the provisions of this Restatement and deferrals subject to the provisions of the 2004 Restatement shall be accounted for separately and shall be treated as benefits arising under separate portions of the Plan. In furtherance of such treatment, the term, “Plan,” shall hereinafter be reserved to refer only to the portion of the Plan as it exists under this Restatement, and the term, “2004 Plan,” shall refer only to the portion of the Plan as it continues to exist under the 2004 Restatement. In no event shall an amendment to the Plan materially enhance benefits or rights existing as of October 3, 2004, under the 2004 Restatement or add a new material benefit or right affecting amounts earned and vested before January 1, 2005, except as may be permitted under Section 1.409A-6(a)(4) of the Treasury Regulations or its successor.
1.4.Purpose of Plan. The purpose of the Plan is to provide Participants an opportunity to defer compensation that would otherwise be currently payable to them. The Plan is intended to be an unfunded plan for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

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ARTICLE 2. DEFINITIONS
2.1For purposes of this Plan, the following phrases or terms shall have the meanings indicated:
(a)“Account Balance” shall mean, as of any given date called for under the Plan, the sum of the balances of the Participant’s Account, SelectMatch Account, and SelectShare Account as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions in accordance with Article 4 of the Plan.
(b)“Accounts” means and includes a Participant's Account, SelectMatch Account, and SelectShare Account.
(c)“Administrator” means the person(s), individual(s) or committee appointed by the Bank from time to time with authority and responsibility to administer the Plan as provided in Article 9 of the Plan. If the Bank does not appoint an Administrator, the Bank shall be the Administrator.
(d)“Affiliate” shall mean any corporation or other entity or business that is required to be treated as a single employer with the Bank under Section 414 of the Code.
(e)“Asset Purchase Termination” shall mean a Termination of Employment with the Employer owing to a transfer of employment incident to the sale or other transfer of substantial assets by the Employer, such as a plant or division or substantially all the assets of a trade or business, to an unrelated buyer in a bona fide, arm’s length transaction, provided that all employees whose employment is transferred from the Employer to the unrelated buyer are consistently treated for purposes of any applicable nonqualified deferred compensation plan and the treatment of such transfer of employment as a Termination of Employment is specified in writing by the parties to the asset purchase transaction no later than the closing date of that transaction.
(f)“Bank” shall mean American Savings Bank, F.S.B., and any successor.
(g)“Beneficiary” shall mean one or more persons, trusts, estates or other entities designated by the Participant in accordance with Article 7 to receive the Participant’s undistributed Account Balance in the event of the Participant’s death.
(h)“Beneficiary Designation Form” shall mean the document which shall be used by the Participant to designate the Participant's Beneficiary for the Plan.
(i)“Benefit Distribution Date” shall mean the date on which distribution of the Participant’s Account Balance is triggered due to Termination of Employment, Retirement, death, or Disability.
(j)“Board of Directors” shall mean the board of directors of the Bank.

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(k)“Bonus” shall mean performance based compensation payable under any plan or arrangement sponsored by the Employer or an Affiliate that is eligible for deferral under this Plan. “Performance based compensation” is any compensation, the amount of which or the entitlement to which, is contingent on the satisfaction of organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months. Performance based compensation is “eligible for deferral under this Plan” if the relevant organizational or individual performance criteria are pre-established, and the compensation has been so designated by the Bank. Organizational or individual performance criteria are considered pre-established if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome of the application of the criteria is substantially uncertain at the time that the criteria are established. Bonus does not include any amount or portion of any amount that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria are established. Bonus shall not include Salary, Commissions, stock-related awards and other non-monetary incentives, and such other incentive items as may be excluded from the definition of “Bonus” by the Bank in its sole discretion. As of the date of this Restatement, and subject to the decisions of the Bank from time-time-time, Bonus includes, but is not limited to, compensation payable under the Executive Incentive Compensation Plan (“EICP”) and the Performance Bonus Plan (“PBP”), provided that such compensation otherwise meets the requirements of this definition, and further provided that Special Recognition Awards or awards paid on multi-year performance periods under the PBP are excluded. Without limiting the programs and types of other performance based compensation excluded from Bonus, “Bonus” excludes compensation payable under the Hawaiian Electric Industries, Inc. Long Term Incentive Plan.
(l)“Change in Control” shall mean the earliest to occur of the following dates:
(1)a change in ownership, defined as the acquisition by any one person (or more than one person acting as a group) of stock of the Bank that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bank;
(2)a change in effective control, defined as the acquisition during any 12- month period by any one person (or more than one person acting as a group) of stock of the Bank comprising thirty percent (30%) or more of the total voting power of the stock of the Bank, or the replacement, during any 12-month period, of a majority of the members of the Board of Directors with directors whose appointment or election is not endorsed by the majority of the members of the Board of Directors before the date of such appointment or election; and
(3)a change in ownership of a substantial portion of the Bank’s assets, defined as the acquisition by any one person (or more than one person

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acting as a group) during the 12 month period ending on the date of the most recent acquisition by such person or persons, of assets of the Bank that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Bank immediately before such acquisition or acquisitions (determined without regard to any liabilities associated with such assets).
Whether a Change in Control has occurred for purposes of this Plan shall be determined in accordance with the provisions of Section 409A-3(i)(5) of the Treasury Regulations or its successor. A Change in Control with respect to the Bank shall be deemed to occur if the majority shareholder of the Bank experiences a Change in Control as defined in (1), (2) or (3), above.
(m)“Claimant” shall mean the person or persons described in Section 10.1 who apply for benefits or amounts that may be payable under the Plan.
(n)“Code” shall mean the Internal Revenue Code of 1986, as amended. References to the Code shall include references to any successor section or provision of the Code.
(o)“Commissions” shall mean compensation or portions of compensation earned by an employee that is based upon the direct sale of a product or a service to a customer unrelated to either the Employer or the employee, that consists of either (i) a portion of the purchase price for the product or service or (ii) an amount, substantially all of which is calculated by reference to the volume of sales, and for which payment is contingent upon the employee’s (or Employer’s or other unrelated third party’s) receiving payment from the customer for the product or service. For purposes of this Plan, an employee earning Commissions is treated as providing the services to which such Commissions relate in the year in which the customer remits payment for such product or service.
(p)Reserved.
(q)“Contributions” shall refer, collectively, to any and all Deferral Contributions.
(r)“Death Benefit” shall mean the benefit set forth in Section 6.6.
(s)“Deferral Agreement” shall mean a form prescribed by the Bank pursuant to which a Participant may elect to defer, with respect to a Performance Period, receipt of a certain percentage of Salary, Bonus or Commissions to be earned in the Performance Period and to contribute such percentage of such items of compensation to the Plan as Deferral Contributions. At the same time as the Deferral Agreement is made, and as part of making such agreement, the Participant shall specify the form in which such Deferral Contributions shall be distributed in the event of Retirement. The Participant shall also have the option in the Deferral Agreement of specifying that a percentage of such Deferral Contributions shall be distributed in a lump sum upon an Interim Distribution Date selected by the Participant, rather than upon the Benefit Distribution Date. A Deferral Agreement shall be made and become irrevocable in accordance with

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Section 3.3 and is effective only if timely made. As of the date of this Restatement, the Plan recognizes Salary Deferral Agreements, Commissions Deferral Agreements and Bonus Deferral Agreements. Any SelectMatch Contributions or SelectShare Contributions made to the Plan for the Participant's benefit with respect to a Plan Year, together with any Investment Adjustments thereon, shall be subject to the same Salary Deferral Agreement for such Plan Year as the Participant's Deferral Contributions.
(t)“Participant Account” shall mean an account to record a Participant's aggregate Deferral Contributions, as adjusted for Investment Adjustments and any distributions. The Participant Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Participant Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for purposes of the Code or ERISA, and contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Participant Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer promises to pay to a Participant and shall thus constitute merely an unsecured promise to pay such amounts in the future.
(u)“Deferral Contributions” shall mean the amounts of Salary, Commissions and Bonus deferred by a Participant with respect to a Plan Year and “credited” to the Participant’s Account and shall include Investment Adjustments thereon. Deferral Contributions shall be deemed to be made to the Plan by the Participant on the dates on which the Participant would have received such compensation had it not been deferred pursuant to the Plan and shall be allocated to Hypothetical Investments pursuant to the Participant’s then effective Investment Allocation and/or Reallocation Election as soon as administratively feasible.
(v)“Deferral Election” shall mean a Participant’s act of timely completing and filing a Deferral Agreement with the Bank. Except as otherwise provided in Article 5, a Deferral Election with respect to a Performance Period is irrevocable, and, except in the case of Special Bonus Deferral Elections, a Deferral Election must be made before the first day of the Performance Period.
(w)“Disability” shall mean the Participant is determined to be totally disabled by the Social Security Administration or the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.
(x)“Disability Benefit” shall mean the benefit set forth in Section 6.7.
(y)“Early Retirement ” shall mean retirement on the date on which a Participant attains age 55 or on any date after such date and prior to the Participant’s attainment of Normal Retirement Age.

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(z)“Elective Contributions” shall mean reductions of a Participant’s Salary, Commissions or Bonus for amounts voluntarily deferred by the Participant pursuant to any qualified or nonqualified deferred compensation or welfare or fringe benefit plan, including, without limitation, amounts deferred pursuant to Code Sections 125, 132(f), 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable to the Participant in cash had there been no such deferral. Elective Contributions shall be deemed to include any amounts not available to a participant in cash under a 125 plan in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage, provided that the Employer does not request or collect information regarding Participants’ other health coverage as part of the enrollment process for group health coverage except to the extent required to satisfy legal requirements imposed by the State of Hawaii pursuant to the Prepaid Health Care Act.
(aa)“Employer” shall mean the Bank and any Affiliate that has been selected by the Board of Directors to participate in the Plan and has adopted the Plan.
(bb)“Enrollment Forms” shall mean the Participation Agreement, the Deferral Agreement(s), the Beneficiary Designation Form, the Investment Allocation and/or Reallocation Election and any other forms or documents which may be required of a Participant by the Administrator, in its sole discretion, as a condition of participating in the Plan.
(cc)“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.
(dd)“Hypothetical Investment” shall mean an investment fund or benchmark made available to Participants by the Bank for the purpose of valuing Accounts.
(ee)“Interim Distribution Date” shall mean a date selected by the Participant on which a designated portion of Deferral Contributions attributable to a Plan Year shall be distributed to the Participant in a lump sum payment or annual installments of up to five years, provided that an Interim Distribution Date shall be the first day of a Plan Year and may not occur sooner than the second anniversary of the first day of the Plan Year with respect to which the Deferral Election is made for Plan Years beginning after January 1, 2023. For Plan Years beginning on or after January 1, 2015, but prior to January 1, 2024, the Interim Distribution Date shall be the first day of a Plan Year and may not occur sooner than the fourth anniversary of the first day of the Plan Year with respect to which the Deferral Election is made and the Interim Distribution may only be made in a lump sum. For Plan Years beginning on or after January 1, 2005 and prior to January 1, 2015, the Interim Distribution Date shall be the first day of a Plan Year and may not occur sooner than the fifth anniversary of the first day of the Plan Year with respect to which the Deferral Election is made and the Interim Distribution may only be made in a lump sum. An Interim Distribution Date may be selected only at the time that the Participant makes a Deferral Election with respect to a Plan

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Year and becomes irrevocable when the Deferral Election becomes irrevocable.
(ff)“Investment Adjustment(s)” shall mean any appreciation credited to a Participant's Account as income or gains, or depreciation deducted from such Account as losses, in accordance with such Participant's selection of Hypothetical Investments pursuant to the Participant's currently effective Investment Allocation and/or Reallocation Election. Investment Adjustments shall be determined with respect to a period on the basis of the total rate of return (including increases or decreases in fair market value) that would apply if the Participant’s Account had actually been invested in the Hypothetical Investments selected by the Participant. An Investment Adjustment may be made in relation to a Hypothetical Investment only with respect to the period after the Hypothetical Investment was selected by the Participant. Investment Adjustments shall be made at least once annually and shall be treated as being included in a Participant's Deferral Contributions, SelectMatch Contributions, or SelectShare Contributions, as the case may require, and subject to the same Deferral Agreement applicable to such Deferral Contributions, SelectMatch Contributions, and SelectShare Contributions.
(gg)“Investment Allocation and/or Reallocation Election shall mean a form prescribed by the Administrator pursuant to which a Participant shall allocate or reallocate Deferral Contributions to Hypothetical Investments. An Investment Allocation and/or Reallocation Election shall apply with respect to all new Deferral Contributions made to the Plan after the effective date of the Election but prior to the timely filing of a subsequent Election. A new Investment Allocation and/or Reallocation Election may be filed by the Participant electronically, telephonically, in a writing on paper or by such other means as may be prescribed by the Administrator, on a monthly or such other basis as the Administrator may determine. Provided that such filing is timely and otherwise proper, it shall be given effect as soon as administratively feasible. An Investment Allocation and/or Reallocation Election shall be deemed timely if submitted to the Administrator in accordance with the procedures and deadlines established by the Administrator.
(hh)“Mid-Year Deferral Election” shall mean a Deferral Election made on or after the first day of the Plan Year.
(ii)“Normal Retirement Age” shall mean age 65.
(jj)“Participant” shall mean any employee who is selected to participate in the Plan in accordance with Section 3.1, who elects to participate in the Plan, and who makes a timely Deferral Election. "Participant" shall include a current employee who has an Account in the Plan but is not entitled to, or has elected not to, make new deferrals to the Plan and a former employee entitled to receive benefits under the Plan.
(kk)“Participation Agreement” shall mean the separate written agreement entered into by the Bank and the Participant, which shall indicate the Participant's intent to

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defer compensation subject to the terms of the Plan and the Participation Agreement.
(ll)“Performance Period” shall mean the Plan Year or portion thereof in which rights to compensation earned by the Participant are subject to a Deferral Election under this Plan. Such Plan Year is the Plan Year next following a Regular Deferral Election, the Plan Year in which a Special Bonus Deferral Election is made, or so much of the Plan Year as remains after the effective date of a Mid-Year Deferral Election. The determination of the Performance Period is subject to the following distinctions:
(i)for Salary, the Performance Period is the Plan Year in which compensable services are performed and in which payment for such services is made, provided, however, that Salary earned in the final payroll period of a Plan Year but not paid until the first payday of the next Plan Year, is deemed to be earned in the next Plan Year;
(ii)for Commissions, the Performance Period is deemed to be the Plan Year in which the Commissions are paid;
(iii)for Bonus, the Performance Period is the Plan Year in which compensable services are performed, even though the Bonus is awarded and is payable in a later year.
(mm)“Plan” shall mean the American Savings Bank Select Deferred Compensation Plan, as described herein, subject to amendment from time to time.
(nn)“Plan Year” shall mean the period beginning on January 1st of each year and ending December 31st.
(oo)“Regular Deferral Election” shall mean any Deferral Election that is not a Mid- Year Deferral Election or a Special Bonus Deferral Election. A Regular Deferral Election occurs in an enrollment period designated by the Bank and ending prior to the start of the Performance Period.
(pp)“Retirement” shall mean, with respect to an employee, Separation from Service on any Early Retirement date or on or after the attainment of Normal Retirement Age for any reason other than death and shall not include an authorized leave of absence. For purposes of benefit payments, an employee who separates from service on account of Disability after attaining Normal Retirement Age or fulfilling the requirements for Early Retirement shall be deemed to have retired. To “retire” (uncapitalized) shall refer to the act of making a Retirement.
(qq)“Retirement Benefit” shall mean the benefit set forth in Section 6.5.
(rr)“Salary” shall mean the annual compensation payable to an employee by the Bank for services rendered during a Plan Year and required to be set forth in Box 1 of the employee’s W-2 for the Plan Year before reduction for any Elective Contributions, provided, however, that Salary shall not include:
(i)Bonus,

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(ii)Commissions,
(iii)contributions to any employee benefit plan (other than Elective Contributions),
(iv)the value of stock options or other equity compensation,
(v)amounts paid under the Hawaiian Electric Industries, Inc. Long-Term Incentive Plan,
(vi)amounts paid to or on behalf of the employee for fringe benefits such as (but not limited to) group life and health insurance, automobile allowance, club memberships and dues, or expense reimbursements, regardless of whether such benefits are taxable to the employee,
(vii)separation pay or benefits payable through a window program,
(viii)parachute payments,
(ix)distributions to or income required to be recognized by the employee during a Plan Year under this Plan or any qualified or other nonqualified deferred compensation plan of the Employer, including, without limitation, distributions from this Plan made on an Interim Distribution Date, and
(x)“imputed income,” including, but not limited to, employee income arising from relief from indebtedness or employer payment of taxes or other obligations of the employee.
(ss)“SelectMatch Account” shall mean an account to record a Participant's aggregate SelectMatch Contributions, as adjusted for Investment Adjustments and any distributions. The SelectMatch Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan which are sourced in employer matching contributions, as defined under Article 4A. The SelectMatch Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for purposes of the Code or ERISA, and contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The SelectMatch Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer promises to pay to a Participant and shall thus constitute merely an unsecured promise to pay such amounts in the future.
(tt)“SelectShare Account” shall mean an account to record a Participant's aggregate SelectShare Contributions, as adjusted for Investment Adjustments and any distributions. The SelectShare Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan which are sourced in employer SelectShare contributions, as defined under Article 4A. The SelectShare Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for purposes of the Code or ERISA, and contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The SelectShare Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer promises to pay to a Participant and shall thus constitute merely an unsecured promise to pay such amounts in the future.
(uu)“Separation from Service” shall mean a termination of the employment

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relationship with the Employer on account of death, Disability, Retirement or other Termination of Employment. The employment relationship is treated as continuing and the employee will not be deemed to have separated from service while the employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the employee retains a right to reemployment with the Employer under an applicable statute or by contract. For purposes of this rule, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the employee will return to perform services for the Employer. If the period of leave exceeds six months and the employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.
(vv)“Specified Employee” shall mean an employee who meets the requirements of the Default Specified Employee Rule, unless the Bank and its Affiliates have adopted a Controlled Group Specified Employee Rule. In the latter event, “Specified Employee” shall mean an employee who meets the requirements of the Controlled Group Specified Employee Rule.
(i)Default Specified Employee Rule. An employee meets the requirements of the Default Specified Employee Rule if, as of the date of the employee’s Separation from Service, the employee is a key employee of Hawaiian Electric Industries, Inc., or, if stock of Hawaiian Electric Industries, Inc. is not then publicly traded, of the Bank or any Affiliate, if the stock of Such person is then publicly traded. An employee is a “key employee” for purposes of this definition if the employee meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during the 12-month period ending on a specified employee identification date. An employee described by the preceding sentence shall be treated as a Specified Employee for the entire 12-month period beginning on the specified employee effective date.
(A)Definition of Compensation. For purposes of the Default Specified Employee Rule the definition of compensation under Section 1.415(c)-2(a) of the Treasury Regulations shall be used, applied as if the Employer were not using any safe harbor provided in Section 1.415(c)-2(d), any of the special timing rules provided in Section 1.415(c)-2(e), and any of the special rules provided in Section 1.415(c)-2(g).
(B)Specified Employee Identification Date. The specified employee identification date is December 31st.
(C)Specified Employee Effective Date. The specified employee effective date is the first day of the fourth month following the specified employee identification date.

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(D)Corporate Transactions.
(I)Mergers and Acquisitions of Public Companies. If the Employer merges with another company, stock of which is publicly traded, or acquires or is acquired by such a company, the next specified employee identification date and next specified employee effective date shall be those of the survivor or acquirer. For the period preceding such dates, Specified Employees shall be the top 50 employees (including any 1% or 5% owners described in Section 416(i)(1)(ii) or (iii) of the Code) of the combined Specified Employee lists of the merged and surviving or acquired and acquiring companies, ranked in terms of compensation or otherwise reasonably determined.
(II)Mergers and Acquisitions Involving Non-Public Companies. In a merger or acquisition involving the Employer and a company that is not publicly traded or, if neither the Employer nor an Affiliate is then publicly traded, the Employer and a publicly traded company, the next specified employee identification date and next specified employee effective date shall be those that the publicly traded company involved in the transaction would have been required to use absent the transaction. For the period preceding such dates, “Specified Employees” shall continue to be the Specified Employees of the company that was publicly traded prior to the transaction.
(III)Spinoffs. If the Employer spins off a subsidiary or business operations that become publicly traded and the Employer or any Affiliate remains publicly traded, then the next specified employee identification date and next specified employee effective date of each of the Employer and the spun off entity shall be those that would have applied to the Employer absent the spinoff. For the period preceding such dates, “Specified Employees” shall continue to be the employees who were the pre-spinoff Specified Employees of the Employer.
(IV)Definitions of Terms. For purposes of terms used in this Subsection (D), the definitions under Section 1.409A-1(i) of the Treasury Regulations, or its successor, shall apply.
(E)Nonresident alien employees. For purposes of determining whether an employee is a key employee, Section 1.415(c)-2(g)(5) applies. Therefore, compensation for purposes of such determination shall include compensation excludible from an

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employee’s gross income due to the location of the services or the identity of the employer.
(ii)Controlled Group Specified Employee Rule. Employers are permitted to make certain elections under Sections 1.409A-1(i)(2)-(7) of the Treasury Regulations with respect to the determination of Specified Employees. Such elections made by the Employer or any Affiliate, including Hawaiian Electric Industries, Inc., with respect to the determination of Specified Employees shall be effective for the determination of Specified Employees under this Plan, and the Default Specified Employee Rule shall not apply, as of the date that all necessary corporate actions have been taken by the Bank and all Affiliates of the Bank to make such elections binding upon this Plan and all nonqualified deferred compensation plans of the Bank and any Affiliate which include, as participants, employees who would become Specified Employees owing to the application of such elections. Otherwise, the Default Specified Employee Rule shall apply.
(ww)“Termination of Employment Benefit” shall mean the benefit set forth in Section 6.4.
(xx)“Termination of Employment” shall mean a voluntary or involuntary Separation from Service for any reason other than Retirement, Disability or death. Terminations of Employment include Asset Purchase Terminations.
(yy)“Trust” shall mean a grantor trust which meets the requirements of Revenue Procedure 92-64, 1992-2 C.B. 422, or successor authority and is commonly referred to as a "rabbi trust."
(zz)“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) or (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For example, the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an unforeseeable emergency. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency. Finally, the need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent (as defined in Section 152, without regard to Section 152(b)(1), (b)(2), or (d)(1)(B)) may also constitute an unforeseeable emergency. Except as otherwise provided in this Section, the purchase of a home and the payment of college tuition are not unforeseeable emergencies.

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ARTICLE 3. ELIGIBILITY, PARTICIPATION AND DEFERRAL ELECTIONS
3.1Eligibility.
(a)    General. Employees who are determined by the Bank to be includable in a select group of management or highly compensated employees of the Bank within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and are specifically approved for participation by the Bank, in its sole discretion, shall be eligible to make Deferral Elections under this Plan. Continued eligibility to make Deferral Elections, year-by-year, shall be conditioned upon a Participant's continuing to meet the requirements of the Plan, including, but not limited to, continuing to be includable in a select group of management or highly compensated employees of the Bank.
(b)    Effective Date of Eligibility for Newly Eligible Employees. The effective date of eligibility for newly eligible employees shall be either the date on which the employee is given notice of eligibility to participate by the Bank or, in the discretion of the Bank, the date of commencement of the enrollment period for Regular Deferral Elections for the Plan Year next following the date on which the employee is given notice of eligibility to participate.
(c)    Newly Eligible Employees. An employee who first becomes eligible to participate in the Plan with respect to a Plan Year that either has already commenced or will commence in 30 days or less shall be entitled to make a Mid- Year Deferral Election. All other newly eligible employees shall participate in the Plan through Regular Deferral Elections. For purposes of this rule, an employee who, prior to the effective date of the employee’s eligibility to participate in this Plan, is eligible to participate in a nonqualified deferred compensation plan of the Employer or any Affiliate that is an elective account plan shall not be deemed to be a newly eligible employee and shall not be entitled to make a Mid-Year Deferral Election.
(d)    Breaks in Eligibility. If a Participant ceases to be eligible to participate in the Plan (other than through accrual of earnings) and subsequently becomes eligible to participate again, the employee shall be treated as being a newly eligible employee if the employee had not been eligible to participate in the Plan (other than through accrual of earnings) at any time during the 24-month period ending on the effective date of the employee’s eligibility to participate.
(e)    Continuing Eligibility. An employee is deemed to be eligible to participate in the Plan with respect to any Performance Period for which the employee is or was eligible to make a Deferral Election, regardless of whether the employee makes such a Deferral Election.
3.2    Participation. To initiate participation in this Plan or to continue participation with respect to a new Plan Year, a newly eligible employee or a continuing Participant shall make a Deferral Election in accordance with the requirements of this Plan.

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3.3    Deferral Elections.
(a)General. A Deferral Election shall be made within the period established by the Bank, provided that, except in the case of Special Bonus Deferral Elections, a Deferral Election must be made, and shall become irrevocable, no later than the end of the day before the first day of the Performance Period with respect to which the Deferral Election is made. For example, Regular Deferral Elections with respect to a new Plan Year must be made and become irrevocable no later than December 31st of the preceding Plan Year.
(b)Elements of Deferral Elections. A Participant shall set forth in a Deferral Election elections as to:
(i)the percentage to be deferred of the Salary, Commissions or Bonus to be earned by the Participant in the Performance Period and to be contributed to the Plan as Deferral Contributions; and
(ii)the form of payment for the distribution of such Deferral Contributions in the event of Retirement.
In addition, a Participant may select an Interim Distribution Date and, in that event, shall specify the date of such Interim Distribution and the portion of the Deferral Contributions to be distributed on such date.
(c)How made. A Deferral Election shall be made by timely completing and returning a Deferral Agreement to the Administrator. Failure to complete and file other Enrollment Forms shall not render the timely filing of a Deferral Agreement ineffective.
(d)Types of Deferral Elections, When Made and When Effective. The Plan recognizes Mid-Year Deferral Elections, Regular Deferral Elections and Special Bonus Deferral Elections. Deferral Elections shall be made and shall become irrevocable within the time periods designated by the Bank, which shall be no later than the dates specified below:
(i)Mid-Year Deferral Elections. A Mid-Year Deferral Election must be made within 30 days of the date on which an employee becomes eligible to participate and shall become irrevocable no later than the end of such 30th day. The employee shall commence participation in the Plan and the Deferral Election shall become effective on the first day of the month next following the date on which the Deferral Election is made. Examples:
(A)An employee becomes eligible to participate on June 16, 2008, and makes a Deferral Election on June 20, 2008. The employee’s Deferral Election is effective and the employee becomes an active Participant on July 1, 2008.
(B)Same facts, except that the employee makes a Deferral Election on July 1, 2008. The employee’s Deferral Election is effective

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and the employee becomes an active Participant on August 1, 2008.
(C)Same facts, except that the employee fails to make a Deferral Election prior to July 17, 2008. The employee may not make a Deferral Election with respect to the 2008 Plan Year, and any attempt by the employee to make such an election is ineffective and invalid.
(ii)Regular Deferral Elections. A Regular Deferral Election shall be made within the time established by the Bank but, in any event, must be made prior to the first day of the next Plan Year. A Regular Deferral Election shall be effective as of the first day of the next Plan Year. Examples:
(A)A Participant makes a Deferral Election within the time period established by the Bank (which, in all events, shall end before the first day of the next Plan Year). The Participant’s Deferral Election is effective on the first day of the next Plan Year.
(B)The Bank requires Deferral Elections to be made by December 31st with respect to the next Plan Year. A Participant seeks to make a Deferral Election on January 1st of the next Plan Year. The Deferral Election is invalid and ineffective, and the Participant may not participate in the Plan for that Plan Year.
(iii)Special Bonus Deferral Elections. Notwithstanding anything in this Plan to the contrary, the Bank shall have the discretion to authorize Special Bonus Deferral Elections. For such purpose, the Bank shall establish a Special Election Period for Bonus which shall end not later than the last day of the sixth month after the start of the Plan Year to which the Special Election Period relates, provided that Bonus is not ascertainable at any time during the Special Election Period and provided, further, that Participants making such Special Bonus Deferral Elections have performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date that the Special Bonus Deferral Elections are made. An employee who makes a Mid-Year Deferral Election may not make a Special Bonus Deferral Election.
(e)Types of Compensation to which Deferral Elections are Applicable and How Applied. A Participant may elect to defer a percentage of one or more of Salary, Commissions and Bonus.
(i)Salary Deferral Elections
(A)Regular Salary Deferral Election. A Regular Salary Deferral Election that is timely made shall apply on a payroll basis to all Salary paid for services performed in the Plan Year.

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(B)Mid-Year Salary Deferral Election. A Mid-Year Salary Deferral Election that is timely made shall apply on a payroll basis to all Salary paid with respect to services performed on and after the effective date of the Mid-Year Salary Deferral Election through the end of the Plan Year.
(ii)Commissions Deferral Elections
(A)Regular Deferral Election. A Regular Commissions Deferral Election that is timely made shall apply on a payroll basis to all Commissions paid in the Plan Year.
(B)Mid-Year Deferral Election. A Mid-Year Commissions Deferral Election that is timely made shall apply on a payroll basis to all Commissions paid on and after the effective date of the Mid-Year Commissions Deferral Election date though the end of the Plan Year.
(iii)Bonus Deferral Elections
(A)Regular Bonus Deferral Election. A Regular Bonus Deferral Election that is timely made shall apply to Bonus awarded for services performed in the Plan Year, though such Bonus is not payable until after the Performance Period ends.
(B)Mid-Year Bonus Deferral Election. A Mid-Year Bonus Deferral Election shall apply to the portion of the Bonus allocable to services performed on and after the effective date of the Mid-Year Bonus Deferral Election. Such portion of a Participant’s Bonus shall be equal to a fraction, the numerator of which is the days in the Performance Period on and after the effective date of the Mid- Year Bonus Deferral Election and the denominator of which is the total number of days of the Plan Year, as applicable to the Participant. Examples:
(I)An employee is hired on June 16, 2008, and begins to perform services and becomes eligible to participate in the Plan on that date. The employee makes a Mid-Year Bonus Deferral Election prior to July 1, 2008. The Mid-Year Bonus Deferral Election is effective as of July 1, 2008, with respect to that portion of the 2008 Bonus allocable to services performed on and after July 1, 2008. Such portion is determined by multiplying the total Bonus payable to the Participant for 2008 by a fraction, the numerator of which is the number of days remaining in the 2008 Performance Period as of July 1, 2008 (184) and the denominator of

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which is the number of days in the 2008 Plan Year, as applicable to the Participant (i.e., on and after June 16, 2008, or 199).
(II)Same facts except the individual makes a Mid-Year Bonus Deferral Election on or after July 1, 2008, but within 30 days of June 16, 2008. The Mid-Year Bonus Deferral Election is effective with respect to that portion of the 2008 Bonus allocable to services performed on and after August 1, 2008.
(III)An employee performs services from January 1, 2008, onwards and becomes eligible to participate in the Plan on June 16, 2008. The employee makes a Mid-Year Bonus Deferral Election prior to July 1, 2008. The employee’s Mid-Year Bonus Deferral Election is effective as of July 1, 2008, with respect to that portion of the 2008 Bonus allocable to services performed on and after July 1, 2008. Such portion is determined by multiplying the total Bonus payable to the Participant for 2008 by a fraction, the numerator of which is the number of days remaining in the 2008 Performance Period as of July 1, 2008 (184) and the denominator of which is the number of days in the 2008 Plan Year, as applicable to the Participant (366).
(C)Special Bonus Deferral Election. A Special Bonus Deferral Election shall be effective as of the first day of a Participant’s participation in the Plan with respect to the Plan Year and shall apply to the portion of the Bonus awarded for services performed on and after such date. Example: A Participant performs services continuously from the first day of the Plan Year and makes a timely Special Bonus Deferral Election in June 2008. All of the Participant’s 2008 Bonus is subject to the Special Bonus Deferral Election.

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ARTICLE 4. CONTRIBUTIONS, INVESTMENT ADJUSTMENTS AND TAXES

4.1Deferral Contributions.
(a)General. Pursuant to timely and otherwise valid Deferral Elections, a Participant may elect to defer amounts of Salary, Commissions or Bonus that would otherwise be payable to the Participant. Such Deferral Contributions shall be credited to an Account established in the name of the Participant.
(b)Determination of Deferral Contributions. The amount of Deferral Contributions shall be determined on the basis of the percentages of Salary, Commissions or Bonus elected to be deferred by a Participant. Such amounts shall be deemed deferred to the Plan after all Elective Deferrals and shall be withheld from each payment of Salary, Commissions and Bonus.
(c)Minimum and Maximum Deferrals. A Participant may elect to defer Salary, Commissions and Bonus in whole numbers, in the following minimum and maximum percentages:

Compensation Type	Minimum Percentage	Maximum Percentage
Salary	1%	100%
Commissions	1%	100%
Bonus	1%	100%
4.2Selection of Hypothetical Investments. The Bank shall make a range of Hypothetical Investment options available for purposes of the Plan and may revise such options, from-to-time, in its sole discretion. A Participant’s Deferral Contributions with respect to a Plan Year shall be deemed invested in accordance with the Hypothetical Investments selected by the Participant pursuant to the Participant’s currently effective Investment Allocation and/or Reallocation Election. All Hypothetical Investment selections must be denominated in whole percentages unless otherwise permitted by the Bank. A Participant may make changes in selected Hypothetical Investments from time-to-time on such basis and by means of such procedures as may be authorized by the Bank.
4.3Adjustment of Participant Accounts. A Participant’s Account shall be adjusted in accordance with the Hypothetical Investment(s) chosen by the Participant, subject to the conditions and procedures set forth herein or established by the Bank, from time to time. The overriding intent of such adjustments is that they shall reflect rates of return on predetermined actual investments within the meaning of Section 31.3121(v)(2)-1(d)(2)(B) of the Treasury Regulations. Any earnings generated under a Hypothetical Investment shall, at the Bank’s’ sole discretion, either be deemed to be reinvested in that Hypothetical Investment or reinvested in one or more other Hypothetical Investments designated by the Bank, provided that such designation by the Bank must be made within a reasonable period of time after the date on which the earnings under a Hypothetical Investment are declared and provided, further, that earnings on investments made in accordance with such designations may be taken into account only on and

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after the date of such designations. A Participant’s Hypothetical Investments shall bear the reasonable and customary investment expenses and charges that are borne by investments of a like character. All notional acquisitions and dispositions of Hypothetical Investments which occur within a Participant’s Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Administrator shall determine to be administratively feasible in its sole discretion, and the Participant’s Account shall be adjusted accordingly, provided that such adjustment shall occur no less frequently than once per year. If a distribution or re-allocation must occur pursuant to the terms of the Plan and all or some portion of the Account Balance must be valued in connection with such distribution or re-allocation (to reflect Investment Adjustments), the Administrator may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates as closely proximate to such event as feasible for valuation purposes. Notwithstanding anything in this Plan to the contrary, any Investment Adjustments made to any Participants’ Accounts following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.
4.4Taxes.
(a)Annual Withholding from Compensation. For any Plan Year in which Deferral Contributions are made to the Plan, the Employer shall withhold the Participant’s share of FICA and other employment taxes from the portion of the Participant’s compensation that is not deferred.
(b)Payment of Taxes from Account. Notwithstanding Section 4.4(a), the Administrator (or the trustee of the Trust, as applicable) shall cause a Participant’s Account to be decreased by the amount of any taxes imposed under Sections 3101, 3121(a), and Section 3121(v)(2) of the Code (collectively, “employment taxes”) on compensation deferred under this Plan, to the extent that such taxes have not been paid or are not available from the portion of the Participant’s compensation that is not deferred. Additionally, payment may be made from a Participant’s Account for the income tax withholding imposed under Section 3401 of the Code and any corresponding provisions of applicable State tax law on the payment of such employment taxes, as well as to pay the additional employment taxes and income tax withholdings attributable to the pyramiding wages and taxes. However, the total payment under this Section 4.4(b) may not exceed the aggregate employment taxes and income tax withholdings.
(c)Withholding from Benefit Distributions. The Administrator (or the trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer (or the trustee of the Trust, as applicable) in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer (or the trustee of the Trust, as applicable).
(d)Payment upon Income Inclusion under Section 409A. The Administrator (or the trustee of the Trust, as applicable) shall cause a Participant’s Account to be decreased by the amount required to be included in income as a result of the

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failure of the Plan to comply with the requirements of Section 409A and the regulations thereunder.
4.5Vesting. The Participant shall at all times be one hundred percent (100%) vested in all Deferral Contributions.

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ARTICLE 4A. EMPLOYER MATCHING AND NON-ELECTIVE CONTRIBUTIONS

4A.1    SelectMatch Contributions.
(a)General. Each Participant who elects to make Deferral Contributions to the Plan for a Plan Year and who is employed by the Bank in that Plan Year shall be entitled to receive employer-matching contributions which shall be known as "SelectMatch Contributions." SelectMatch Contributions shall be made to the Participant's SelectMatch Account as soon as administratively feasible after the end of each calendar quarter in a Plan Year.
(b)Definition of "SelectMatch Compensation." "SelectMatch Compensation" for a Plan Year shall mean "Compensation" as defined under the American Savings Bank 401(k) Plan, modified by the inclusion of Deferral Contributions under this Plan and not limited by the annual limit imposed by Section 401(a)(17) of the Code on compensation which may be taken into account by qualified plans ("401(a)(17) Limit"). The SelectMatch Compensation taken into account for a Plan Year shall include only compensation earned on or after the date that participation in the SelectMatch Contributions has commenced. Where such date is the first day of the second, third, or fourth quarter of the Plan Year, the 40I(a)(17) Limit shall be prorated.
(c)Eligibility and Participation. Participants who are employed by the Bank in a Plan Year are eligible to participate in SelectMatch Contributions with respect to any Deferral Contributions for that Plan Year on the first day of the quarter coinciding with or next following the eligible Participant's date of hire.
(d)Amount of SelectMatch Contribution.
(i)Quarterly SelectMatch Contributions. A SelectMatch Contribution shall be made for each calendar quarter in which an eligible Participant makes Deferral Contributions to the Plan. The amount of a quarterly SelectMatch Contribution shall be equal to 5% of the Participant's Deferral Contributions for that calendar quarter.
(ii)Annual SelectMatch Contribution. An additional SelectMatch Contribution at year-end may be necessary for Participants whose SelectMatch Compensation exceeds the annual 401(a)(17) limit. The calculation will first determine the lesser of
(A)5% of the Participant's SelectMatch Compensation that exceeds the annual 401(a)(17) limit or
(B)the total of the Participant's Deferral Contributions for the Plan Year

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From this number, the total SelectMatch Contribution already received in the Plan Year will be subtracted. Any positive result will be the additional SelectMatch Contribution.
Example: Mary defers $1,000 each quarter. Her quarterly match is 5% of $1,000, or $50. Mary's compensation for the year is $450,000. The 2023 401(a)(17) limit is $330,000. Mary's compensation exceeds the limit by $120,000. Thus, a year-end SelectMatch Contribution may be necessary.
The calculation of Mary's year-end contribution is as follows:
oFirst step: Determine the lesser of deferrals or 5% of excess compensation.
Mary has deferred $4,000 for the year. 5% of the excess compensation of $120,000 is $6,000. The lesser of $4,000 and $6,000 is $4,000.
oSecond step: Subtract any contribution already received.
Mary has received a $50 match each quarter for a total matching contribution of $200 for the year. The difference between $4,000 and $200 is $3,800. The additional SelectMatch Contribution due at year-end is $3,800.
(e)Investment Adjustments. SelectMatch Contributions shall be deemed to include Investment Adjustments thereon, which shall be credited to a Participant's SelectMatch Account.
(f)Salary Deferral Agreement to Control. Any SelectMatch Contributions made to the Plan for the Participant's benefit with respect to a Plan Year, together with any Investment Adjustments thereon, shall be subject to the terms of the Participant's Salary Deferral Agreement for such Plan Year.
4A.2    SelectShare Contributions.
(a)General. For each Plan Year with respect to which the Employer makes an AmeriShare Contribution to the 401(k) Plan, the Employer shall make a non-elective contribution to this Plan which shall be known as the SelectShare Contribution. Each Participant eligible to make Deferral Elections with respect to a Plan Year shall be entitled to have a SelectShare Contribution made to the Participant’s SelectShare Account for such Plan Year. The intent of the SelectShare Contribution is to provide a non-elective contribution under the Plan with respect to compensation which is ineligible to be taken into account for AmeriShare purposes under the 401(k) Plan on account of such compensation's exceeding the 401(a)(17) Limit or of representing a Deferral Contribution to this Plan.
(b)Amount of SelectShare Contribution. The SelectShare Contribution allocable to a Participant is equal to the excess of (i) over (ii), where

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(i)is the product of the Participant's SelectShare Compensation and the percentage of Compensation used to determine the Participant's AmeriShare Contribution under the 401(k) Plan for the Plan Year, and
(ii)is the amount of the AmeriShare Contribution made to the 401(k) Plan for the benefit of the Participant for the Plan Year.
(c)SelectShare Compensation. For purposes of this Section 4A.2, "SelectShare Compensation" means "AmeriShare Compensation" as defined under the 401(k) Plan, modified by the inclusion of Deferral Contributions under this Plan and not limited by the 401(a)(17) Limit.
(d)Investment Adjustments. SelectShare Contributions shall be deemed to include Investment Adjustments thereon, which shall be credited to a Participant's SelectShare Account.
(e)AmeriShare Requirements Apply. To be eligible to participate in SelectShare allocations, a Participant must be eligible to participate in AmeriShare allocations, as such eligibility is defined under the 401(k) Plan.
(f)Deferral Agreements to Control. Any SelectShare Contributions made to the Plan for the Participant's benefit with respect to a Plan Year, together with any Investment Adjustments thereon, shall be subject to the Participant's Salary Deferral Agreement for such Plan Year. If the Participant has not made a Salary Deferral Agreement for such Plan Year, then such SelectShare Contributions, together with any Investment Adjustments thereon, shall be subject to the terms of the first to exist of the following Agreements: the Participant's Bonus Deferral Agreement for such Plan Year; the Participant's Commissions Deferral Agreement for such Plan Year; the Participant's most recently executed Salary Deferral Agreement; the Participant's most recently executed Bonus Deferral Agreement; and the Participant's most recently executed Commissions Deferral Agreement.
4A.3     Vesting. The Participant shall at all times be one hundred percent (100%) vested in all SelectMatch and SelectShare Contributions.

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ARTICLE 5. CANCELLATION OF DEFERRAL ELECTIONS

5.1    General. Except as specifically provided in this Article 5, Deferral Elections may not be cancelled and are irrevocable.
5.2    Unforeseeable Emergencies and Hardship Distributions. If a Participant receives a distribution from this Plan due to an Unforeseeable Emergency or a Hardship Distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury Regulations from any plan maintained by the Employer or any Affiliate, the Participant’s Deferral Election(s) with respect to the current Performance Period shall be cancelled as soon as administratively feasible following such events.
5.3    Disability. If a Participant incurs a Disability, the Participant’s Deferral Election(s) with respect to the current Performance Period shall be cancelled, provided that the cancellation occurs no later than the later of the end of the Plan Year or the 15th day of the third month following the date the Participant incurs the Disability. For purposes of this Section 5.3, “Disability” refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

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ARTICLE 6. DISTRIBUTIONS
6.1    Interim Distributions. At the time, and as part of a Deferral Election, a Participant may elect to have a percentage of the Deferral Contributions deferred under the Deferral Election paid at an Interim Distribution Date designated by the Participant instead of at the Participant’s Benefit Distribution Date.
(a)Time and Form of Payment. The amount of an Interim Distribution shall be measured as of the Interim Distribution Date (or, if information from securities markets is required to measure the Interim Distribution and such markets are closed on the Interim Distribution Date, as of the earliest date thereafter as practicable) and shall be paid in a lump sum within thirty (30) days of such Interim Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Interim Distribution Date occurs.
(b)Earlier Occurrence of Benefit Distribution Date. Notwithstanding a Participant’s election to designate an Interim Distribution Date, the portion of a Participant’s Account which would otherwise be subject to such Interim Distribution Date shall be distributable upon the Participant’s Benefit Distribution Date, if such date occurs prior to the Interim Distribution Date.
(c)Annual Installments. The entitlement to a series of annual installments as an Interim Distribution, if elected, shall at all times be treated as an entitlement to a right to a series of separate payments for purposes of the Treasury regulations promulgated under Code section 409A and specifically for elections to change the time of benefit.
(d)Election Changes. The Participant may specify a later date for commencement of payment of his or her Interim Distribution and/or change his or her election of the payout period for any or all Interim Distributions by submitting a new Election form to the Administrator, provided that (1) the subsequent election does not take effect for at least twelve (12) months after it is made, (2) the first payment with respect to the subsequent election is deferred for a period of not less than five (5) years, and (3) any subsequent election with respect to the timing of payment is made not less than twelve (12) months before payments are to commence pursuant to the prior election.
6.2    Distributions due to Unforeseeable Emergencies.
(a)General. A Participant may make a request in writing to the Administrator for a distribution of that portion of the Participant’s Account necessary to satisfy an Unforeseeable Emergency. Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution under this Plan is to be determined based on the relevant facts and circumstances. A distribution on account of an Unforeseeable Emergency, however, may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the

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Plan. The Administrator shall determine, in its sole discretion, whether an Unforeseeable Emergency has occurred and the amount that is reasonably necessary to satisfy the Unforeseeable Emergency. If a request for distribution due to an Unforeseeable Emergency is approved by the Administrator, the distribution shall be made as soon as administratively feasible following the date of such approval.
(b)Amount of Distribution. Distributions on account of an Unforeseeable Emergency may not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, State, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). Determinations of amounts reasonably necessary to satisfy the emergency need must take into account the additional compensation available to a Participant pursuant to the cancellation of any currently effective Deferral Elections pursuant to Section 5.2 of this Plan. The determination of amounts reasonably necessary to satisfy the emergency need is not required to take into account any additional compensation that due to the Unforeseeable Emergency is available under another nonqualified deferred compensation plan.
(c)Time and Form of Payment. A distribution on account of an Unforeseeable Emergency shall be made within thirty (30) days after the Administrator’s determination that the Participant has experienced an Unforeseeable Emergency or as soon thereafter as is administratively feasible, provided that in no event may the distribution occur more than ninety (90) days after such date or may the Participant be given an election as to the taxable year in which the distribution is made.
6.3    Benefit Distribution Date. The distribution of the portion of a Participant’s Account not previously distributed on an Interim Distribution Date or on account of an Unforeseeable Emergency shall be made (or commence upon) the Participant’s Benefit Distribution Date, which shall be the earliest to occur of the date of a Participant’s Termination of Employment, Retirement, death, or Disability.
6.4    Distributions on Termination of Employment. If the Participant’s Benefit Distribution Date is the date of the Participant’s Termination of Employment, the Participant’s Account Balance shall be paid to the Participant as a Termination Benefit, as follows.
(a)Time and Form of Payment. The portion of the Participant’s Account Balance arising from Deferral Elections made in relation to plan years commencing prior to January 1, 2011 shall be distributed to the Participant in a lump sum payment equal to such portion within thirty (30) days after the Participant’s Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Termination of Employment occurs unless Termination of Employment occurs on or after the date on which the Participant reaches age 55 and prior to the Participant’s attainment of Normal Retirement Age which shall be a Distribution on Early Retirement. Any portion of the Participant’s Account Balance arising from a Deferral Election made in relation to a plan year commencing on or after January 1, 2011, shall be distributed pursuant to the terms of such Deferral Election. For this purpose, a Participant's Deferral Election may specify that the

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portion of the Participant's Account Balance arising from such Deferral Election shall be distributed in a lump sum as described above or in substantially equal annual payments over a period not to exceed fifteen (15) years. In the case of Specified Employees, any distribution made under this Section 6.4(a) is subject to the restrictions of Section 6.9.
(b)Annual Installments. The entitlement to a series of annual installments, if elected, shall at all times be treated as an entitlement to a right to a series of separate payments for purposes of the Treasury regulations promulgated under Code section 409A and specifically for elections to change the time of benefit.
(c)Election Changes. The Participant may specify a later date for commencement of payment of his or her Account Balance and/or change his or her election of the payout period for all amounts credited to his Account on account of Termination of Employment by submitting a new Election form to the Administrator, provided that (1) the subsequent election does not take effect for at least twelve (12) months after it is made, (2) the first payment with respect to the subsequent election is deferred for a period of not less than five (5) years, and (3) any subsequent election with respect to the timing of payment is made not less than twelve (12) months before payments are to commence pursuant to the prior election.
(d)Death Prior to Payment of Termination Benefit. If a Participant dies after his or her Termination of Employment but before the Termination Benefit is fully paid, the Participant's unpaid Termination Benefit shall be paid to the Participant's Beneficiary pursuant to Section 6.4(a) as though the Beneficiary were the Participant.
6.5    Distributions on Retirement. If the Participant's Benefit Distribution Date is the date of his or her Retirement, the Participant shall receive a Retirement Benefit.
(a)Time and Form of Payment of Retirement Benefit. At the time of, and as part of a Participant’s Deferral Election with respect to a Plan Year, the Participant shall make an election as to the form in which Deferral Contributions made under such election shall be distributed in the event that the Participant’s Benefit Distribution Date is the date of his or her Retirement. The Participant may elect to receive the Retirement Benefit in a lump sum or in substantially equal annual payments over a period not to exceed fifteen (15) years. The Retirement Benefit shall be payable in the form elected by the Participant under the Participant’s applicable Deferral Election and, subject to Section 6.9(a), shall commence (or be fully paid, in the event a lump sum form of distribution was elected) within thirty (30) days after the Participant's Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Retirement occurs.
(b)Annual Installments. The entitlement to a series of annual installments, if elected, shall at all times be treated as an entitlement to a right to a series of separate payments for purposes of the Treasury regulations promulgated under Code section 409A and specifically for elections to change the time of benefit.

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(c)Election Changes. The Participant may specify a later date for commencement of payment of his or her Account Balance and/or change his or her election of the payout period for all amounts credited to his Account on account of Retirement by submitting a new Election form to the Administrator, provided that (1) the subsequent election does not take effect for at least twelve (12) months after it is made, (2) the first payment with respect to the subsequent election is deferred for a period of not less than five (5) years, and (3) any subsequent election with respect to the timing of payment is made not less than twelve (12) months before payments are to commence pursuant to the prior election.
(d)Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit has been completed, the Participant's unpaid Retirement Benefit payments shall be paid to the Participant's Beneficiary in the same manner as they would have been paid to the Participant.
6.6    Distributions on Death; Time and Form of Payment. If the Participant's Benefit Distribution Date is the date of the Participant's death, the Participant's Account Balance shall be paid to the Participant's Beneficiary as a Death Benefit, as follows. The portion of the Participant's Account Balance arising from Deferral Elections made in relation to plan years commencing prior to January 1, 2011 shall be distributed to the Participant's Beneficiary in a lump sum payment equal to such portion within thirty (30) days after the Participant's Death or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Participant's death occurs. Any portion of the Participant's Account Balance arising from a Deferral Election made in relation to a plan year commencing on or after January 1, 2011, shall be distributed to the Participant’s Beneficiary pursuant to the terms of such Deferral Election. For this purpose, a Participant’s Deferral Election may specify that the portion of the Participant’s Account Balance arising from such Deferral Election shall be distributed in a lump sum as described above or in substantially equal annual payments over a period not to exceed fifteen (15) years.
6.7    Distributions on Disability. If a Participant is determined by the Administrator to have been determined to have a Disability, the Participant’s Benefit Distribution Date shall be the date of such determination, and the Participant’s Account Balance shall be paid to the Participant as a Disability Benefit, as follows.
(a)    Time and Form of Payment. The portion of the Participant’s Account Balance arising from Deferral Elections made in relation to plan years commencing prior to January 1, 2011 shall be distributed to the Participant in a lump sum payment equal to such portion within thirty (30) days after the Participant’s Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the determination of Disability is made unless the determination occurs on or after the date on which the Participant reaches age 55 and prior to the Participant’s attainment of Normal Retirement Age which shall be a Distribution on Early Retirement. Any portion of the Participant's Account Balance arising from a Deferral Election made in relation to a plan year commencing on or after January 1, 2011, shall be distributed pursuant to the terms of such Deferral Election. For this purpose, a Participant's Deferral Election may specify that the portion of the Participant's Account Balance arising from such Deferral Election

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shall be distributed in a lump sum as described above or in substantially equal annual payments over a period not to exceed fifteen (15) years.
(b)    Death Prior to Payment of Termination Benefit. If a Participant dies after the date on which he or she is determined to have a Disability but before the Disability Benefit is fully paid, the Participant's unpaid Disability Benefit shall be paid to the Participant's Beneficiary pursuant to Section 6.7(a) as though the Beneficiary were the Participant.
6.8    Payment by March 15th Deemed Timely. Where a payment under this Article 6 is required to be made by December 31st of the year in which the event giving rise to the payment occurs, the payment will be deemed timely if made by March 15th of the following year, provided that the employee is not permitted, directly or indirectly, to designate the taxable year of the payment.
6.9    Distributions to Specified Employees on Retirement or Termination of Employment.
(a)Distributions to a Specified Employee on account of a Separation from Service that is Retirement or Termination of Employment may not be made (or commence, as applicable) earlier than the date which is six months after the Specified Employee’s Benefit Distribution Date (or, if earlier, the date of death of the employee). Example: A Specified Employee retires on January 1, 2009. Distributions on account of the Specified Employee’s Retirement may not be made prior to July 1, 2009. If the Specified Employee dies on March 1, 2009, distribution may be made on or after March 1, 2009.
(b)The rule stated in 6.9(a) shall apply only to distributions to a Specified Employee that would otherwise have been made within the first six months after such employee’s Retirement or Termination of Employment and shall not operate to delay payments after such six month period.    For example, annual payments scheduled to be made on the anniversary of the Specified Employee’s Retirement date pursuant to Section 6.5(a) shall continue to be made on such anniversary, and only the initial payment shall be delayed by six months pursuant to Section 6.9(a).
6.10    Rules for Installment Payments.
(a)    Time and Method for Determining Amount of Installment. If a Participant has elected installment payments for all or a portion of his or her Account Balance, the initial installment shall be based on the value of such portion, measured as of his or her Benefit Distribution Date, and shall be equal to 1/n, where "n" is equal to the total number of annual benefit payments not yet distributed. Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date. In all cases in which payments are made in installments, such payments shall commence within thirty (30) days after the Participant's Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Participant's Benefit Distribution Date occurs.

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(b)    Installment Option Not Available for De Minimis Account Balances. Notwithstanding anything in this Plan to the contrary, an installment option is not available with respect to any distribution under this Plan unless a Participant's total Account Balance on the last day of the month following or coincident with the Participant's date of Termination of Employment, death, Retirement, or determination of Disability exceeds $10,000 (or, if more, the applicable dollar amount under Section 402(g)(1)(B) of the Code for the year in which the Participant's Benefit Distribution Date occurs ($22,500 for 2023)). For purposes of the preceding sentence, a Participant's total Account Balance shall be deemed to include benefits payable to the Participant under any account balance plan that must be aggregated with this Plan pursuant to Section 1.409A-1(c)(2)(i)(A) of the Treasury Regulations.

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ARTICLE 7. BENEFICIARY DESIGNATION

7.1    Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant's death, those benefits payable under the Plan. The Beneficiary or Beneficiaries designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Employer.
7.2    Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Administrator or its designated agent. A Participant shall have the right to change his or her Beneficiary by completing, signing and submitting to the Administrator a revised Beneficiary Designation Form in accordance with the Administrator’s rules and procedures, as in effect from time to time. The submission of a new Beneficiary Designation Form shall constitute a revocation of all previously submitted Beneficiary Designation Forms. Facts as shown by the records of the Administrator on the date of death shall be conclusive.
7.3    Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Administrator or its designated agent.
7.4    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above or if all designated Beneficiaries on the currently effective Beneficiary Designation Form predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the Participant's surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant's estate.
7.5    Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Administrator and the Bank from all further obligations under this Plan with respect to the Participant, and the Participant's Participation Agreement shall terminate upon such full payment of benefits.

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ARTICLE 8. TERMINATION, AMENDMENT OR MODIFICATION

8.1    Termination. Although the Bank anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that it will continue the Plan or will not terminate the Plan at some time in the future. Accordingly, the Bank reserves the right to terminate the Plan, in its sole discretion, at any time, with or without notice, by action of its Board of Directors; provided, however, that such termination shall not affect the Employer’s payment obligations with respect to Deferral Contributions then existing, and the Employer shall not accelerate payment of such Deferral Contributions (or cause the trustee of the Trust to accelerate payment of such obligations) but, instead, shall make payment in due course, except under any of the following conditions:
(a)The Bank terminates and liquidates the Plan within 12 months of a corporate dissolution taxed under Section 331 of the Code (pertaining to corporate liquidations) or with the approval of a Bankruptcy Court pursuant to Section 503(b)(1)(A) of the Bankruptcy Code, provided that the amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):
(1)The calendar year in which the termination and liquidation of the Plan occurs.
(2)The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture.
(3)The first calendar year in which the payment is administratively practicable.
(b)The Bank terminates and liquidates the Plan pursuant to an irrevocable action taken by the Bank within the 30 days preceding or the 12 months following a Change in Control, provided that all nonqualified deferred compensation plans of the Bank or any Affiliate that are required to be aggregated with this Plan under Section 1.409A-1(c)(2) of the Treasury Regulations with respect to Participants in the Plan are also terminated and liquidated with respect to each Participant that experienced the Change in Control event so that, under the terms of the termination and liquidation, all such Participants are required to receive all amounts of deferred compensation under this Plan and all such other plans within 12 months of the date all actions necessary to terminate and liquidate this Plan and all such other plans are taken by the Bank and its Affiliates.
(c)The Bank terminates and liquidates the Plan, provided that:
(1)The termination and liquidation does not occur proximate to a downturn in the financial health of the Bank or an Affiliate;
(2)The Bank and its Affiliates terminate and liquidate all nonqualified

7231260.1

deferred compensation plans that are subject to aggregation with this Plan under Section 1.409A-1(c) of the Treasury Regulations;
(3)No payments in liquidation of the Plan are made within 12 months of the date that the Bank takes all necessary action to irrevocably terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;
(4)All payments are made within 24 months of the date the Bank takes all necessary action to irrevocably terminate and liquidate the plan; and
(5)Neither the Bank nor any Affiliate adopts a new plan that would be aggregated with any terminated and liquidated plan under Section 1.409A- 1(c) if the same employee participated in both plans, at any time within three years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Plan.
(d)Such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
8.2    Amendment. The Bank may amend the Plan at any time by action of its Board of Directors in whatever respects it may deem necessary, appropriate or desirable, with or without notice, subject to the following limitations:
(a)No amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification.
(b)Except as specifically provided in Section 8.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment.
(c)No amendment shall have the effect of accelerating the distribution of Deferral Contributions accrued prior to such amendment, including through the addition or deletion of a payment option.
(d)Any amendment of the Plan which has the effect of further delaying or changing the form of payments to any Participant on Termination of Employment shall be subject to the subsequent deferral rules of Section 1.409A-2(b) of the Treasury

7231260.1

Regulations. Such amendment shall not take effect until at least 12 months after the date of the amendment, and payments with respect to such amendment shall be deferred for a period of not less than five years from the date such payment would otherwise have been made or have commenced.
(e)In no event shall an amendment to the Plan materially enhance benefits or rights existing as of October 3, 2004, under the 2004 Plan, or add a new material benefit or right affecting amounts earned and vested before January 1, 2005, except as may be permitted under Section 1.409A-6(a)(4) of the Treasury Regulations or its successor.

8.3    Effect of Payment. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations under this Plan to a Participant and the Participant's designated Beneficiaries, and the Participation Agreement of such a Participant shall terminate.

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ARTICLE 9. ADMINISTRATION

9.1    Administrator. This Plan shall be administered by the Administrator. The Administrator shall have all rights, powers, discretions, and authority necessary or desirable to administering the Plan, including, without limitation, the discretion and authority to make, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, to rule on claims and decide all questions regarding eligibility and benefits, and to decide or resolve any and all questions or ambiguities that may arise in connection with the interpretation of the Plan. Any individual serving as the Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself. If no other individuals are serving as Administrator such vote or act shall be conducted by the Board. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant or the Bank.
9.2    Agents. In the administration of this Plan, the Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
9.3    Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
9.4    Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator, and any employee to whom duties of the Administrator may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by such committee or any of its members or any such employee.
9.5    Employer Information. To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Administrator may reasonably require.

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ARTICLE 10. CLAIMS PROCEDURES

10.1    Presentation of Claim. Any Participant and any Beneficiary, Personal Representative or Executor of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
10.2    Decision on Claim. Within ninety (90) days after receipt of a claim, the Administrator shall send to the Claimant written notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may an extension exceed ninety (90) days from the end of the initial period. If such extension is necessary, the Claimant shall be given written notice to this effect prior to the expiration of the initial ninety (90) day period which shall specify the special circumstances requiring extension. If notice of the denial of a claim is not furnished in accordance with this Section, then the claim shall be deemed denied, and the Claimant shall be permitted to exercise the Claimant’s right to seek review pursuant to Sections 10.4 and 10.5.
10.3    Notification of Decision. The Administrator shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:
(a)that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b)that the Administrator has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)the specific reason(s) for the denial of the claim, or any part of it;
(ii)specific reference(s) to pertinent provisions of the Plan upon which such denial is based;
(iii)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv)an explanation of the claim review procedure set forth in Section 10.4 below.
10.4    Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Administrator a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

7231260.1

(a)may review pertinent documents;
(b)may submit written comments or other documents; and/or
(c)may request a hearing, which the Administrator, in its sole discretion, may grant.
10.5    Decision on Review. The Administrator shall render its decision on review not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Administrator’s decision must be rendered within one hundred twenty (120) days after such date. If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial sixty (60) day period. If notice of the decision on the review is not furnished in accordance with this Section, then the claim shall be deemed denied. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)the specific reasons for the decision;
(b)specific reference(s) to pertinent Plan provisions upon which the decision was based; and
(c)such other matters as the Administrator deems relevant.
10.6    Preservation of Other Remedies. After exhaustion of the claims procedures provided under this Plan, nothing shall prevent any person from pursuing any other legal or equitable remedy otherwise available, provided that no action shall be commenced or maintained more than ninety (90) days after the final decision of the Plan Administrator on review.
10.7    Administrative Exhaustion. Each and every claim arising under this Plan shall be subject to the claims review procedures set forth in this Article 10. No person claiming the benefit of this Plan may seek judicial or other resolution of any claim, issue or controversy without first exhausting administrative remedies.

7231260.1

ARTICLE 11. TRUST

11.1    Establishment of the Trust. The Bank may establish one or more Trusts to which it may transfer such assets as it determines in its sole discretion to assist in meeting its obligations under the Plan.
11.2    Relationship of the Plan and the Trust. The provisions of the Plan and Enrollment Forms shall govern the rights of a Participant to make deferrals to and receive distributions from the Plan. The provisions of the Trust shall govern the rights of the Bank, Participants and the creditors of the Bank to the assets transferred to the Trust.
11.3    Distributions from the Trust. The Bank's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Bank's obligations under this Agreement.
11.4    No Offshore Trust. Any Trust established pursuant for purposes of this Plan must be located within the United States.

7231260.1

ARTICLE 12. MISCELLANEOUS

12.1    Status of the Plan. The Plan is intended to be a nonqualified deferred compensation plan within the meaning of Section 409A and other applicable Sections of the Code and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Plan shall be administered and interpreted in a manner consistent with that intent. All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.
12.2    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Bank. For purposes of the payment of benefits under this Plan, any and all of the Bank's assets, shall be, and remain, the general, unpledged, unrestricted assets of the Bank. The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay benefits in the future.
12.3    Employer’s Liability. The Bank's liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Bank and a Participant. The Bank shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and Participation Agreement.
12.4    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, non-assignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
12.5    Not a Contract of Employment. Under the terms and conditions of this Plan and the Participation Agreement, this Plan shall not be deemed to constitute a contract of employment between the Bank and the Participant. Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of the Bank as an Employee or to interfere with the right of the Bank to discipline or discharge the Participant at any time.
12.6    Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and shall take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including, but not limited to, taking such physical examinations as the Administrator may deem necessary.

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12.7    Terms. Except when otherwise indicated by the context, any masculine or feminine terminology used herein shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number.
12.8    Captions. The captions of the articles, sections or paragraphs of this Plan are for convenience only and shall not control or affect the meaning of construction of any of its provisions.
12.9    Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Hawaii without regard to its conflicts of laws principles.
12.10    Notice. Any notice or filing required or permitted to be given to the Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

(via hand-delivery) General Counsel American Savings Bank 300 N. Beretania St. Honolulu, HI 96817	(via registered or certified mail) American Savings Bank P.O. Box 2300 Honolulu, HI 96804 Attn: General Counsel
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
12.11    Successors. The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and the Participant and the Participant's designated Beneficiaries.
12.12    Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
12.13    Incompetent. If the Administrator determines in its sole discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
12.14    Insurance. The Bank, on its own behalf or on behalf of the trustee of the Trust, and in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Bank or the trustee of the Trust, as

7231260.1

the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Bank shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company to whom the Bank has applied for insurance.

* * *
    IN WITNESS WHEREOF, the Bank has signed this restated Plan document on Dec 14, 2023.

AMERICAN SAVINGS BANK, F.S.B.

By /s/ Beth Whitehead
Its: EVP, Chief Administrative Officer

7231260.1

Exhibit A
AMERICAN SAVINGS BANK
SELECT DEFERRED COMPENSATION PLAN
(Restatement Effective January 1, 2005)
ARTICLE 1. INTRODUCTION
1.1. Establishment and Purpose of the Plan. AMERICAN SAVINGS BANK, F.S.B. (the "Bank"), hereby restates the American Savings Bank Executive Security Plan as.the American Savings Bank Select Deferred Compensation Plan (the "Plan"). Except as otherwise noted, this restatement is effective as of the Plan Year commencing January 1, 2005. The Plan was originally effective May 1, 2000.
1.2. Purpose of Plan. The purpose of the Plan is to provide Participants an opportunity to defer compensation that would otherwise be currently payable to them. The Plan is intended to be an unfunded plan for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
ARTICLE 2. DEFINITIONS
2.1.For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:
(a)"Account Balance" shall mean, as of any given date called for under the Plan, the balance of the Participant's Deferral Contribution Account as such account has been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 4 of the Plan.
(b)"Bank" shall mean American Savings Bank, F.S.B., and any successor.
(c)"Base Annual Compensation" shall mean the base annual compensation payable to an employee by the Bank for services rendered during a Plan Year and required to be set forth in Box 1 of the employee's W-2 for the Plan Year before reduction for any Elective Deductions and including commissions, provided, however, that Base Annual Compensation shall not include any Bonus paid during or with respect to a Plan Year, contributions to any employee benefit plan (other than Elective Deductions), stock options, amounts paid under the Hawaiian Electric Industries, Inc. Long-Term

7231260.1

Incentive Plan, amounts paid to or on behalf of the employee for "fringe benefits" such as (but not limited to) group life and health insurance, automobile allowance, club memberships and dues, or expense reimbursements, regardless of whether such benefits may or may not be taxable to the employee, or "imputed income," including, but not limited to, employee income arising from relief from indebtedness or employer payment of taxes or other obligations of the employee.
(d)"Beneficiary'' shall mean one or more persons, trusts, estates or other entities, designated by the Participant in accordance with Article 11, to receive the Participant's undistributed Account Balance, in the event of the Participant's death.
(e)"Beneficiary Designation Form" shall mean the document which shall be used by the Participant to designate the Participant's Beneficiary for the Plan.
(f)"Benefit Distribution Date" shall mean the date distribution of the Participant's Account Balance is triggered and shall be the date on which the Participant's employment terminates for any reason whatsoever, including, but not limited, to death, Retirement, Disability or any other reason. In the event the Benefit Distribution Date is triggered due to: (i) Termination of Employment, as such term is defined in Section 2.1(am), the Participant's Account Balance shall be payable pursuant to Article 7; (ii) Retirement, as such term is defined in Section 2.1(ai), the Participant's Account Balance shall be payable pursuant to Article 8; (iii) pre-retirement death, the Participant's Account Balance shall be payable pursuant to Article 9; and (iv) Disability, as such term is defined in Section 2.1(p), the Participant's Account Balance shall be payable pursuant to Article 10.
(g)"Board of Directors" shall mean the board of directors of the Bank.
(h)"Bonus" shall mean amounts payable to a Participant during a Plan Year under any bonus or incentive plan or arrangement sponsored by the Employer, before reduction for any Elective Deductions, but excluding commissions, stock-related awards and other non-monetary incentives, and such other incentive items as may be excluded from the definition of "Bonus" by the Committee in its sole discretion.
(i)"Change in Control" shall mean the earliest to occur of the following events:
(1)The consummation of any transaction or series of transactions as a result of which any "Person" (as the term, "person," is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an "Excluded
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Person" (as hereinafter defined), has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Bank or any successor or surviving corporation of any merger, consolidation or reorganization involving the Bank (the "Voting Securities"). The term "Excluded Person" means any one or more of the following: (i) the Bank or any majority-owned subsidiary of the Bank, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Bank or (B) any majority-owned subsidiary of the Bank, (iii) any Person who as of the initial effective date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;
(2)A merger, consolidation or reorganization involving the Bank as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization; or
(3)The sale or other disposition of all or substantially all of the assets of the Bank to any Person (other than to a majority-owned subsidiary of the Bank).
(j)"Claimant" shall mean the person or persons described in Section 15.1 who apply for benefits or amounts that may be payable under the Plan.
(k)"Code" shall mean the Internal Revenue Code of 1986, as amended. References to the Code shall include references to any successor section or provision of the Code.
(l)"Committee" shall mean the committee described in Article 13, which shall administer the Plan.
(m)"Contributions" shall collectively refer to any and all Deferral Contributions as such term has been defined herein.
(n)"Deferral Contribution" shall mean the aggregate amount of Base Annual Compensation and Bonus deferred by a Participant with respect to a Plan Year in accordance with the terms of the Plan and the Participant's Election Form and "credited" to the Participant's Deferral Contribution Account. Deferral Contributions shall be deemed to be made to the Plan by the
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Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan and shall be allocated to Hypothetical Investments pursuant to the Participant's then effective Investment Allocation or Investment Re-Allocation Form as soon as administratively feasible.
(o)"Deferral Contribution Account" shall mean an account to record a Participant's aggregate Deferral Contributions, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Deferral Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Deferral Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Deferral Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer promises to pay to a Participant and shall thus constitute merely an unsecured promise to pay such amounts in the future.
(p)"Disability" shall mean a period of disability during which a Participant qualifies for total permanent disability benefits under the Bank's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for total permanent disability benefits had the Participant been a participant in    ,1 such a plan, as determined by the Committee in its sole discretion. If the Bank does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion, provided that a medical opinion that the Participant is totally and permanently disabled shall be deemed rebuttably correct.
(q)"Disability Benefit" shall mean the benefit set forth in Article 10.
(r)"Early Retirement" shall mean retirement upon the attainment of age 55 and before normal retirement age.
(s)"Election Form" shall mean the document required by the Committee to be submitted by a Participant, on a timely basis, which specifies (i) the amount of Base Annual Compensation and/or Bonus the Participant has elected to defer with respect to a Plan Year, (ii) the portion (if any) of such Deferral Contributions which shall be distributable upon an Interim Distribution Date rather than the Benefit Distribution Date, and (iii) the manner in which the Participant elects to have such Deferral Contributions distributed in the event
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such distribution is triggered by the Participant's Retirement from the Bank. The Participant may elect to receive the Retirement Benefit in a lump sum or in substantially equal annual payments over a period not to exceed fifteen (15) years. An Election Form shall only be effective with respect to (i) Base Annual Salary earned after the effective date of the Election Form and (ii) Bonus not yet ascertainable and declared by the Employer as of the effective date of the Election Form. In the event a Participant fails to submit an Election Form with respect to a Plan Year or fails to submit such form on a timely basis, the Participant shall not have Deferral Contributions during the Plan Year. A Participant may not make or change an Election Form after the commencement of the Plan Year to which it applies (or, in the case of the Plan's first year or a Participant's first becoming eligible, the portion of the Plan Year to which it applies), except as may be permitted pursuant to Articles 5 and 6.
(t)"Elective Deductions" shall mean those deductions from a Participant's Base Annual Salary or Bonus for amounts voluntarily deferred by the Participant pursuant to any qualified or non-qualified deferred compensation or welfare or fringe benefit plan, including, without limitation, amounts deferred pursuant to Code Section 125, 132(f), 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable to the Participant in cash had there been no such deferral and provided, further, that such amounts shall not include ASB Dollars, HEI FlexCredits or similar items of value.
(u)"Employer'' shall mean the Bank and any subsidiary that has been selected by the Board of Directors to participate in the Plan and has adopted the Plan.
(v)"Enrollment Forms" shall mean the Participation Agreement, the Election Form, the Investment Allocation and Re-Allocation Forms, the Retirement Benefit Distribution Form and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion, prior to and as a condition of participating in the Plan.
(w)"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.
(x)"Highly Compensated Employee" with respect to a Plan Year (the "Eligibility Year'') shall mean an employee whose W-2 compensation for the preceding Plan Year is equal to at least 120% of the taxable wage base for that year and whose compensation is not expected to decline below 120% of the taxable wage base in the Eligibility Year. If the "preceding Plan Year'' for purposes of the preceding sentence has not yet been completed, then W-2 compensation for the preceding Plan Year shall be projected, if necessary, on the basis of
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any reasonable method. For example, in the case of elections required to be made by continuing Participants prior to the first day of the Plan Year pursuant to Section 3.3(3), "Highly Compensated Employees" shall mean employees who, as of the date of elections made pursuant to Section 3.3(3), either have earned or are reasonably projected to earn W-2 compensation that is equal to at least 120% of the taxable wage base for the year in which the elections are made and whose compensation is not expected to decline below 120% of the taxable wage base in the Eligibility Year. In the case of an employee who was or will have been employed for less than twelve months in the Plan Year preceding the Eligibility Year, the employee's W-2 compensation shall be annualized by multiplying the employee's actual or projected compensation for such year times a fraction, the denominator of which is the employee's months of employment in the preceding Plan Year (including fractional months) and the numerator of which is twelve. In the case of an employee who was not employed by the Employer in the preceding Plan Year, the employee's projected W-2 compensation from the Employer for the Eligibility Year and the taxable wage base for such year shall be employed for purposes of the rule stated in the first sentence of this section. An employee who is not otherwise a Highly Compensated Employee under this Section may nevertheless qualify as a Highly Compensated Employee with respect to a Plan Year if such employee's average W-2 compensation over any period of prior Plan Years, not to exceed five, that includes the preceding Plan Year was at least 120% of the average taxable wage bases for such period. For purposes of this section, the following definitions shall apply:
(1)"W-2 compensation" shall mean the total compensation required to be set forth in Box 1 on the employee's Form W-2 for a particular Plan Year, including, but not limited to, salary, commissions, and bonus, plus all elective contributions to arrangements qualifying under Section 125, 132(f), or 401(k) of the Code and all elective contributions to nonqualified deferred compensation arrangements within the meaning of Section 201(a) of ERISA, including contributions to this Plan.
(2)"Taxable wage base" shall mean the Old Age Survivors and Disability Insurance contribution and benefit base with respect to a year, as determined under section 230 of the Social Security Act.
Notwithstanding anything to the contrary in this Section, eligibility to participate in the Plan is not established merely by meeting the definition of "Highly Compensated Employee" but is subject to all provisions of Section 3.1, including Section 3.1(ii), which requires specific approval for participation by the Bank, in its sole discretion. The Committee may prescribe rules different from those stated in this Section 2.1(x) for the determination of "Highly Compensated Employee," provided, however, that, in the reasonable opinion
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of the Committee, such rules satisfy the requirements of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.
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(y)"Hypothetical Investment" shall mean an investment fund or benchmark made available to Participants by the Committee for the purpose of valuing Deferral Contribution Accounts.
(z)Interim Distribution Date" shall mean the first day of a calendar year, selected by the Participant upon which the designated portion of Deferral Contributions attributable to a Plan Year (as well as any appreciation or depreciation of such amounts due to Investment Adjustments) shall be distributed in a lump sum payment. Notwithstanding the preceding sentence, in no event shall a Participant be permitted to select a date which is less than four (4) Plan Years from the effective date of the Election Form to which the Interim Distribution Date relates.
(aa)"Investment Adjustment(s)" shall mean any appreciation credited to (as income or gains) or depreciation deducted from (as losses) a Participant's Deferral Contribution Account in accordance with such Participant's selection of Hypothetical Investments pursuant to the Participant's currently effective Investment Allocation Form or Investment Re-Allocation Form.
(ab)"Investment Allocation Form" shall mean a form prescribed by the Committee pursuant to which a Participant shall allocate new Deferral Contributions to Hypothetical Investments. Timely and proper completion and filing of an Investment Allocation Form is a condition for participating in the Plan. An Investment Allocation Form shall apply with respect to all new Deferral Contributions made to the Plan after the effective date of the Investment Allocation Form but prior to the timely filing of a subsequent Investment Allocation Form or Investment Re-Allocation Form. A new Investment Allocation Form may be filed by the Participant electronically, telephonically, in a writing on paper or by such other means as may be prescribed by the Committee, on a monthly or such other basis as the Committee may determine. Provided that such filing is timely and otherwise proper, it shall be given effect as soon as administratively feasible. An Investment Allocation Form shall be deemed timely if submitted to the Committee in accordance with the procedures and deadlines established by the Committee.
(ac)"Investment Re-Allocation Form" shall mean a form prescribed by the Committee pursuant to which a Participant may change the allocation to Hypothetical Investments both of the existing aggregate Deferral Contributions (including hypothetical appreciation or depreciation thereon) and of all new Deferral Contributions. An Investment Re-Allocation Form may be submitted by the Participant electronically, telephonically, or in a writing on paper or by such other means as may be prescribed by the Committee, on a monthly or such other basis as the Committee may determine. Provided that such filing is timely and otherwise proper, it shall be given effect as soon as
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administratively feasible. An Investment Re-Allocation Form shall be deemed timely if submitted to the Committee in accordance with the procedures and deadlines established by the Committee.
(ad)"Management Employee" with respect to a Plan Year shall mean an employee, who, in the reasonable opinion of the Committee, possesses duties and responsibilities at management level and above. An employee at the level of Vice President and above shall be presumed to be a Management Employee for purposes of this definition so long as the employee possesses duties and responsibilities consistent with his or her title. Notwithstanding anything to the contrary in this Section, eligibility to participate in the Plan is not established merely by meeting the definition of "Management Employee" but is subject to all provisions of Section 3.1, including Section 3.1(ii), which requires specific approval for participation by the Bank, in its sole discretion. The Committee may prescribe rules different from those stated in this Section 2.1(ad) for the determination of "Management Employee," provided, however, that, in the reasonable opinion of the Committee, such rules satisfy the requirements of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.
(ae)"Participant" shall mean any employee (i) who is selected to participate in the Plan in accordance with Section 3.1, (ii) who elects to participate in the Plan, (iii) who signs and files the applicable Enrollment Forms (and other forms required by the Committee) on a timely basis, and (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee. "Participant" shall also include a former employee entitled to receive benefits under the Plan.
(af)"Participation Agreement" shall mean the separate written agreement entered into by and between the Bank and the Participant, which shall indicate the Participant's intent to defer compensation subject to the terms of the Plan and the Participation Agreement.
(ag)"Plan" shall mean the American Savings Bank Select Deferred Compensation Plan, as described herein, subject to amendment from time to time.
(ah)"Plan Year'' shall mean the period beginning on January 1st of each year and ending December 31st.
(ai)"Retirement," "Retires" or "Retired" shall mean, with respect to an Employee, Early Retirement or severance from employment on or after the attainment of age sixty-five (65) for any reason other than an authorized leave of absence, Disability, or death.

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(aj)"Retirement Benefit" shall mean the benefit set forth in Article 8.
(ak)"Select Group" for purposes of the phrase, "Select Group of Management or Highly Compensated Employees," means a group of employees each of whom is a Management Employee or Highly Compensated Employee, who have been designated as eligible to participate in this Plan by the Committee pursuant to Section 3.1 hereof, and whose total number does not exceed twelve per cent (12%) of the Bank's total workforce, considering all of such eligible employees and not only those who elect to participate in this Plan. Upon good cause and to the extent permissible under applicable law, including ERISA, the Committee may grant exceptions to the foregoing limitation on the total number of employees who may be designated as members of the Select Group, provided that the total number of employees so designated shall in no event exceed fifteen percent (15%) of the Bank's total workforce or such other upper limit on participation as may be required by ERISA, U.S. Department of Labor or Treasury regulations, or judicial determination. The Committee, in its sole discretion, shall adopt whatever rules it may deem necessary, appropriate, or desirable to maintain the Select Group within the applicable size limitation, including, but not limited to, giving preference for eligibility to continuing Participants, Management Employees, or Highly Compensated Employees, or ranking employees within subgroups or within the Select Group by compensation, title, longevity, or any other variable deemed relevant by the Committee. For purposes of this section, "Bank's total workforce" shall be broadly construed, including all common law, casual, contract, and leased employees. The Committee may prescribe rules different from those stated in this Section 2.1(ak) for the determination of "Select Group," including in the event that this Plan is adopted by subsidiaries of the Bank, provided, however, that, in the reasonable opinion of the Committee, such rules satisfy the requirements of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Notwithstanding anything to the contrary in this Section, eligibility to participate in the Plan is not established merely by being includable in a "Select Group of Management or Highly Compensated Employees" but is subject to all provisions of Section 3.1, including Section 3.1(ii), which requires specific approval for participation by the Bank, in its sole discretion.
(al)"Termination Benefit" shall mean the benefit set forth in Article 7.
(am)"Termination of Employment" shall mean the voluntary or involuntary severing of employment for any reason other than Retirement, Disability, or death.
(an)"Trust" shall mean a granter trust which meets the requirements of Revenue Procedure 92-64, 1992-2 C.B. 422, or successor authority and is commonly referred to as a "rabbi trust."
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(ao)"Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a spouse or dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but an Unforeseeable Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved
(1)through reimbursement or compensation by insurance or otherwise,
(2)by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
(3)by cessation of Deferral Contributions under the Plan.
Examples of matters that are not Unforeseeable Emergencies include the need to send a Participant's child to college or the desire to purchase a home. Withdrawals of amounts from a Participant's Deferral Contribution Account because of an Unforeseeable Emergency may be permitted only to the extent reasonably needed to satisfy the emergency need. The circumstances that will constitute an Unforeseeable Emergency shall be determined by the Committee in its sole discretion in a manner consistent with Section 1.457-2(h)(4) and (5) of the Treasury Regulations.

ARTICLE 3. ELIGIBILITY. SELECTION, AND ENROLLMENT
3.1Eligibility upon Selection by Committee. Employees who (i) are determined by the Bank to be includable in a Select Group of Management or Highly Compensated Employees of the Bank and (ii) are specifically approved for participation by the Bank, in its sole discretion, shall be eligible to participate in the Plan. Continued eligibility to participate in the Plan shall be conditioned upon a Participant's continuing to meet the requirements of the Plan, including, but not limited to, continuing to be includable in a Select Group of Management or Highly Compensated Employees of the Bank.
3.2Enrollment Requirements. Each Participant deemed eligible to participate in the Plan pursuant to Section 3.1, shall, as a condition to participating in the Plan, complete and return to the Committee all of the required Enrollment Forms, on a timely basis. In addition, the Committee shall, in its sole discretion, establish such other enrollment requirements necessary for continued participation in the Plan.

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3.3Commencement of Participation. A Participant who has completed and filed Enrollment Forms within the time periods shown below, including, without limitation, an Election Form and Participation Agreement, shall participate in the Plan as of the following dates:
(1)With respect to the first year of the Plan: An eligible individual must complete and file Enrollment Forms within 30 days of the date on which the Plan is first effective and shall participate as of the first day of the month following the date on which the Participant files Enrollment Forms. Examples: (A) The Plan becomes effective May 1, 2000, and an eligible individual files Enrollment Forms prior to May 1, 2000. The individual participates as of May 1, 2000. (B) Same facts except that the individual files Enrollment Forms on or after May 1, 2000, but within 30 days of May 1, 2000. The individual participates as of June 1, 2000. (C) Same facts except that the individual fails to file Enrollment Forms within 30 days of May 1, 2000. The individual may not participate until the 2001 Plan Year.
(2)For New Participants: In the first year in which a Participant becomes eligible to participate in the Plan, the Participant must complete and file Enrollment Forms within 30 days of the date on which the Participant is first eligible and shall participate as of the first day of the month following the date on which the Participant files Enrollment Forms. Examples: (A) An individual becomes eligible to participate as of July 1, 2000, and files Enrollment Forms prior to July 1, 2000. The individual participates as of July 1, 2000. (B) Same facts except the individual files Enrollment Forms on or after July 1, 2000, but within 30 days of July 1, 2000. The individual participates as of August 1, 2000. (C) Same facts except the individual fails to file Enrollment Forms within 30 days of July 1, 2000. The individual may not participate until the 2001 Plan Year.
(3)For Continuing Participants: Continuing Participants must complete and file Enrollment Forms with respect to the next Plan Year within the time established by the Committee in its sole discretion, but in any event Prior to the first day of the next Plan Year. Such Participants shall continue their participation in the Plan as of the first day of the next Plan Year. Examples: (A) A Participant files Enrollment Forms within the time period established by the Committee (which, in all events, shall be before the first day of the next Plan Year). The Participant participates as of the first day of the next Plan Year. (B) The Committee requires Enrollment Forms to be filed by December 31st of a Plan Year. A Participant files Enrollment Forms on January 1st of the next Plan Year. The Participant may not participate in the Plan in the next Plan Year.
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ARTICLE 4. DEFERRAL CONTRIBUTIONS, INVESTMENT ADJUSTMENTS, AND TAXES

4.1Deferral Contributions.
(a)Election to Defer. A Participant may elect to defer amounts otherwise payable to the Participant with respect to a Plan Year as Base Annual Compensation or Bonus by completing and filing a Participation Agreement, annual Election Form, and any other Enrollment Forms that may be required by the Committee within the time periods shown in Section 3.3, above. Amounts deferred by a Participant with respect to a Plan Year shall be referred to collectively as a Deferral Contribution and shall be credited to a Deferral Contribution Account established in the name of the Participant. In no case shall an Election Form be given any retroactive effect whatsoever or shall a Participant be permitted to defer income with respect to services already performed and for which compensation is due and ascertainable.
(b)Components of Deferral Contributions.
(1)Base Annual Compensation. A Participant may designate a fixed dollar amount or a percentage to be deducted from his or her Base Annual Compensation. Such amount shall be deemed deducted after all Elective Deductions and shall be withheld, in substantially equal installments, from each regularly scheduled payment of Base Annual Compensation.
(2)Bonus. A Participant may designate a fixed dollar amount or a percentage to be deducted from the Participant's Bonus. If a fixed dollar amount is designated by the Participant to be deducted from any Bonus payment and such fixed dollar amount exceeds the Bonus actually payable to the Participant (after taking into account Elective Deductions), the entire amount of the Bonus shall be withheld.
(c)Minimum Deferral.
(1)Minimum. During any Plan Year, the Committee may permit a Participant to defer, pursuant to an Election Form, one or more of the following forms of compensation in the following minimum amounts:

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Deferral	Minimum Amount
Base Annual Compensation	1%
Bonus	1%
If an Election Form is submitted which would yield less than the stated minimum amounts, the amount deferred shall be zero.
(2)Short Plan Year. If an individual first becomes a Participant after the first day of any Plan Year, the minimum deferral with respect to each of the items listed above shall be an amount equal to the product of the percentage set forth above and the amount payable with respect to an item over the remaining complete months of the Plan Year.
(d)Maximum Deferral. For any given Plan Year the Committee may permit a Participant to defer, pursuant to an Election Form, one or more of the following forms of compensation up to the following maximum percentages:

Deferral	Maximum Amount
Base Annual Compensation	100%
Bonus	100%
4.2Selection of Hypothetical Investments. At the beginning of each Plan Year, the Committee shall provide each Participant with a list of Hypothetical Investments available. From time to time, in the sole discretion of the Committee, the Hypothetical Investments available within the Plan may be revised. A Participant's Deferral Contributions with respect to a Plan Year shall be deemed invested in accordance with the Hypothetical Investments selected by the Participant pursuant to the Participant's currently effective Investment Allocation or Re-Allocation Form. All Hypothetical Investment selections must be denominated in whole percentages unless otherwise permitted by the Committee. A Participant may make changes in selected Hypothetical Investments from time-to-time on a monthly or such other basis permitted by the Committee by means of completing and filing a new Investment Allocation Form or a new Investment Re-Allocation Form, in accordance with the policies and procedures of the Committee.
4.3Adjustment of Participant Accounts. Although a Participant Deferral Contribution Account does not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Participant's account shall be adjusted in accordance with the Hypothetical lnvestment(s) chosen by the Participant on his or her (i) Investment Allocation Form or (ii) Investment Re-Allocation Form, subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any earnings generated under a Hypothetical Investment (such as interest and
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cash dividends and distributions) shall, at the Committee's sole discretion, either be deemed to be reinvested in that Hypothetical Investment or reinvested in one or more other Hypothetical Investments designated by the Committee. A Participant's Hypothetical Investments shall bear the reasonable and customary investment expenses and charges that are born by investments of a like character. All notional acquisitions and dispositions of Hypothetical Investments which occur within a Participant Deferral Contribution Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant's Deferral Contribution Account shall be adjusted accordingly. Accordingly, if a distribution or re-allocation must occur pursuant to the terms of the Plan and all or some portion of the Account Balance must be valued in connection with such distribution or re-allocation (to reflect Investment Adjustments), the Committee may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes. Notwithstanding anything in this Plan to the contrary, any Investment Adjustments made to any Participants' Deferral Contribution Accounts following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.
4.4Withholding of Taxes.
(a)Annual Withholding from Compensation. For any Plan Year in which Deferral Contributions are made to the Plan, the Employer shall withhold the Participant's share of FICA and other employment taxes from the portion of the Participant's Base Annual Compensation and/or Bonus not deferred. If deemed appropriate by the Committee, the Participant's Election Form may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.
(b)Withholding from Benefit Distributions. The Bank (or the trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer (or the trustee of the Trust, as applicable) in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer (or the trustee of the Trust, as applicable).
4.5Vesting. The Participant shall at all times be one hundred percent (100%) vested in all Deferral Contributions as well as in any appreciation (or depreciation) specifically attributable to such contributions due to Investment Adjustments.

ARTICLE 5. SUSPENSION OF DEFERRALS
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5.1Unforeseeable Emergencies. If a Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant pursuant to his or her current Election Form. The Committee shall determine, in its sole discretion, whether to approve the Participant's petition. If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of (i) the end of the Plan Year or (ii) the date the Unforeseeable Emergency ceases to exist, as determined by the Committee in its sole discretion.
5.2Disability. From and after the date that a Participant is deemed to have suffered a Disability, any current Election Form of the Participant shall automatically be suspended and no further deferrals shall be required to be made by the Participant pursuant to his or her current Election Form.
5.3Leave of Absence. If a Participant is authorized by the Bank for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant's deferrals shall be suspended until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Election Form, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld. If a Participant is authorized by the Bank for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the appropriate amounts shall continue to be withheld from the Participant's compensation pursuant to the Participant's then current Election Form.
ARTICLE 6. INTERIM AND HARDSHIP DISTRIBUTIONS
6.1Interim Distributions. A Participant may make an advance election, at the time an Election Form is filed for a Plan Year, to have certain amounts paid from the Deferral Contribution Account at an Interim Distribution Date designated by the Participant, instead of paid at the Participant's Benefit Distribution Date. Such amount(s) shall be measured on the applicable Interim Distribution Date and shall be payable within thirty (30) days of such Interim Distribution Date. The Participant's selection of an Interim Distribution Date must comply with Section 2.1(y). Notwithstanding a Participant's advance election to designate an Interim Distribution Date, the amounts which would otherwise be subject to such Interim Distribution Date shall be distributable upon the Participant's Benefit Distribution Date (pursuant to Article 7, 8, 9 or 10, as applicable), if such date occurs prior to the Interim Distribution Date.
6.2Withdrawal in the Event of an Unforeseeable Emergency. A Participant who believes he has experienced an Unforeseeable Emergency may request in writing
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a withdrawal of that portion of the Participant's Deferral Contribution Account necessary to satisfy the emergency. The Committee shall determine, in its sole discretion, (i) whether an Unforeseeable Emergency has occurred and (ii) the amount reasonably required to satisfy the Unforeseeable Emergency, provided, however, that the withdrawal shall not exceed the Participant's Account Balance. In making any determinations under this Section 6.2, the Committee shall be guided by the prevailing authorities under the Code, including, but not limited to, Section 1.457-2(h)(4) and (5) of the Treasury Regulations. If, subject to the sole discretion of the Committee, the petition for a withdrawal is approved, the distribution shall be made as soon as administratively feasible after approval by the Committee.
ARTICLE 7. TERMINATION BENEFIT
7.1Termination Benefit. In the event the Participant's Benefit Distribution Date is triggered due to his or her Termination of Employment (as such term is defined in Section 2.1(aj)), the Participant shall receive a Termination Benefit and no other benefits shall be payable under the Plan.
7.2Payment of Termination Benefit. The Termination Benefit shall be a lump sum payment equal to the Participant's Account Balance and shall be made no later than thirty (30) days after the occurrence of the Participant's Benefit Distribution Date.
7.3Death Prior to Payment of Termination Benefit. If a Participant dies after his or her Termination of Employment but before the Termination Benefit is paid, the Participant's unpaid Termination Benefit shall be paid to the Participant's Beneficiary in a lump sum.
ARTICLE 8. RETIREMENT BENEFIT

8.1Retirement Benefit. In the event the Participant's Benefit Distribution Date is triggered due to his or her Retirement or Early Retirement (as such terms are defined in Sections 2.1(r) and 2.1(ag)), the Participant shall receive the Retirement Benefit and no other benefit shall be payable under the Plan.
8.2Payment of Retirement Benefit. The Retirement Benefit shall be payable in the form previously selected by the Participant, pursuant to his or her Retirement Benefit Distribution Form, and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than thirty (30) days after the occurrence of the Participant's Benefit Distribution Date. The initial installment shall be based on the value of the Participant's Account Balance, measured on his or her Benefit Distribution Date and shall be equal to 1/n (where 'n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.
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8.3Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit has commenced or been paid in full, the Participant's unpaid Retirement Benefit payments shall be paid to the Participant's beneficiary as elected by the Participant on the Benefit Distribution Election form.

ARTICLE 9. PRE-RETIREMENT DEATH BENEFIT
9.1Pre-Retirement Death Benefit. In the event the Participant's Benefit Distribution Date is triggered due to his or her death during employment, the Participant's Beneficiary shall receive the pre-retirement death benefit described below and no other benefit shall be payable under the Plan.
9.2Payment of Pre-Retirement Death Benefit. The pre-retirement death benefit shall be a payment equal to the Participant's Account Balance payable as elected by the Participant on the Benefit Distribution Election form.

ARTICLE 10. DISABILITY BENEFIT
10.1Disability Benefit. A Participant suffering a Disability shall receive a Disability Benefit equal to his or her Account Balance. Subject to Article 6, the Disability Benefit shall be paid in a lump sum within thirty (30) days of the Committee's exercise of such right, provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid a Retirement Benefit in accordance with Article 8.

ARTICLE 11. BENEFICIARY DESIGNATION
11.1Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant's death, those benefits payable under the Plan. The Beneficiary or Beneficiaries designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Employer.
11.2Beneficiary Designation: Change. A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change his or her Beneficiary by completing, signing and submitting to the Committee a revised Beneficiary Designation Form in accordance with the Committee's rules and procedures, as in effect from time to time. The submission of a new Beneficiary Designation Form shall constitute a revocation of all previously submitted Beneficiary Designation Forms. Facts as shown by the records of the Committee on the date of death shall be conclusive.
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11.3Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.
11.4No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above or if all designated Beneficiaries on the currently effective Beneficiary Designation Form predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the Participant's surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant's estate.
11.5Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Bank and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant's Participation Agreement shall terminate upon such full payment of benefits.
ARTICLE 12. TERMINATION, AMENDMENT OR MODIFICATION
12.1Termination. Although the Bank anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that it will continue the Plan or will not terminate the Plan at some time in the future. Accordingly, the bank reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, in its sole discretion, at any time, with or without notice, by action of its Board of Directors; similarly, each Employer other than the Bank adopting this Plan reserves the right to discontinue it, with or without notice, in its sole discretion, as to its own Employees. Upon the termination of the Plan (or the participation in the Plan by an Employer other than the Bank), all amounts credited to the Deferral Contribution Account of each affected Participant shall be 100% vested and taxable and shall be paid to the Participant or, in the case of a Participant's death, to the Participant's Beneficiary, in a lump sum notwithstanding any elections made by the Participant, and the Participation Agreements relating to the Participant's Deferral Contribution Account shall terminate upon full payment of such Account Balance.
12.2Amendment. The Bank may, at anytime, with or without notice, amend or modify the Plan in whole or in part, in whatever respects it may deem necessary, appropriate or desirable, including, without limitation, by suspending acceptance of further deferrals under the Plan; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as
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specifically provided in Section 12.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment. The Bank hereby delegates the authority to amend this Plan to the Committee.
12.3Effect of Payment. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations under this Plan to a Participant and the Participant's designated Beneficiaries, and the Participation Agreement of such a Participant shall terminate.
ARTICLE 13. ADMINISTRATION
13.1Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board of Directors, or such committee as the Board of Directors shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Bank. This Section 13.1 shall not be interpreted to limit the authority of the Board of Directors to allocate specific responsibilities regarding the administration of the Plan to particular individuals, persons, committees, or other bodies.
13.2Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
13.3Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
13.4Indemnity of Committee. The Bank shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee or any of its members or any such Employee.
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13.5Employer Information. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.
ARTICLE 14. OTHER BENEFITS AND AGREEMENTS
14.1The benefits provided for a Participant and the Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Bank. The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs except as may otherwise be expressly provided.
ARTICLE 15. CLAIMS PROCEDURES
15.1Presentation of Claim. Any Participant and any Beneficiary, Personal Representative or Executor of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
15.2Decision on Claim. Within ninety (90) days after receipt of a claim, the Committee shall send to the Claimant written notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may an extension exceed ninety (90) days from the end of the initial period. If such extension is necessary, the Claimant shall be given written notice to this effect prior to the expiration of the initial ninety (90) day period which shall specify the special circumstances requiring extension. If notice of the denial of a claim is not furnished in accordance with this Section, then the claim shall be deemed denied, and the Claimant shall be permitted to exercise the Claimant's right to seek review pursuant to Sections 15.4 and 15.5.
15.3Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:
(a)that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
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(b)that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)the specific reason(s) for the denial of the claim, or any part of it;
(ii)specific reference(s) to pertinent provisions of the Plan upon which such denial is based;
(iii)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv)an explanation of the claim review procedure set forth in Section 15.4 below.
15.4Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative)
(a)may review pertinent documents;
(b)may submit written comments or other documents; and/or
(c)may request a hearing, which the Committee, in its sole discretion, may grant.
15.5Decision on Review. The Committee shall render its decision on review not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial sixty (60) day period. If notice of the decision on the review is not furnished in accordance with this Section, then the claim shall be deemed denied. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)the specific reasons for the decision;
(b)specific reference(s) to pertinent Plan provisions upon which the decision was based; and
(c)such other matters as the Committee deems relevant.
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15.6Preservation of Other Remedies. After exhaustion of the claims procedures provided under this Plan, nothing shall prevent any person from pursuing any other legal or equitable remedy otherwise available, provided that no action shall be commenced or maintained more than ninety (90) days after the final decision of the Plan Administrator on review.
ARTICLE 16. TRUST
16.1Establishment of the Trust. The Bank may establish one or more Trusts to which it may transfer such assets as it determines in its sole discretion to assist in meeting its obligations under the Plan.
16.2Interrelationship of the Plan and the Trust. The provisions of the Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Bank, Participants and the creditors of the Bank to the assets transferred to the Trust.
16.3Distributions from the Trust. The Bank's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Bank's obligations under this Agreement.
ARTICLE 17. MISCELLANEOUS
17.1Status of the Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.
17.2Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Bank. For purposes of the payment of benefits under this Plan, any and all of the Bank's assets, shall be, and remain, the general, unpledged, unrestricted assets of the Bank. The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay benefits in the future.
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17.3Employer's Liability. The Bank's liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Bank and a Participant. The Bank shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Participation Agreement.
17.4Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
17.5Not a Contract of Employment. Under the terms and conditions of this Plan and the Participation Agreement, this Plan shall not be deemed to constitute a contract of employment between the Bank and the Participant. Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of the Bank as an Employee or to interfere with the right of the Bank to discipline or discharge the Participant at any time.
17.6Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including, but not limited to, taking such physical examinations as the Committee may deem necessary.
17.7Terms. Except when otherwise indicated by the context, any masculine or feminine terminology used herein shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number
17.8Captions. The captions of the articles, sections or paragraphs of this Plan are for convenience only and shall not control or affect the meaning of construction of any of its provisions.
17.9Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Hawaii without regard to its conflicts of laws principles.
17.10Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
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American Savings Bank
915 Fort Street Mall
Honolulu, HI 96813
Attn: General Counsel
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
17.11Successors. The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and the Participant and the Participant's designated Beneficiaries.
17.12Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
17.13Incompetent. If the Committee determines in its sole discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
17.14Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to distribution, a Participant may petition the Committee or the trustee of the Trust, as applicable, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Bank shall distribute to the Participant as soon as administratively feasible, funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
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17.15Insurance. The Bank, on its own behalf or on behalf of the trustee of the Trust, and in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Bank or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Bank shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company to whom the Bank has applied for insurance.
• • •
IN WITNESS WHEREOF, the Bank has signed this restated Plan document on
September 22, 2004.
AMERICAN SAVINGS BANK, F.S.B.

By	/s/Constance H. Lau
Its President & CEO

By	/s/Sherri A. Aoyama
Its Executive Vice President

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